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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2018 Notice of Annual Meeting of Shareholders and Proxy Statement

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

January 19, 2018

To Cubic Shareholders:

Cubic Corporation's 2018 Annual Meeting will be held in the Main Conference Room at the Headquarters of the Company, at 9333 Balboa Avenue, San Diego, California 92123, on February 19, 2018, at 11:30 a.m. Pacific Time. The formal notice and proxy statement follow.

The directors and officers of the Company invite your attendance at the meeting. Whether or not you plan to attend the meeting, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

The Company's 2017 Annual Report is enclosed.

Sincerely yours,

Walter C. Zable

Chair of the Board

PARTICIPATE IN THE FUTURE OF CUBIC CORPORATION; CAST YOUR VOTE RIGHT AWAY

It is very important that you vote to play a part in the future of Cubic Corporation. New York Stock Exchange ("NYSE") rules state that if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on non-discretionary matters.

Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.

Proposals which require your vote

		More information	Board recommendation

PROPOSAL 1	Election of eight directors	Page 3	FOR each nominee

PROPOSAL 2	Approval, on an advisory basis, of Cubic Corporation's named executive officer compensation	Page 12	FOR

PROPOSAL 3	Ratification of Ernst & Young LLP as Cubic Corporation's independent public accountant for 2018	Page 34	FOR

Vote right away

Even if you plan to attend this year's meeting, it is a good idea to vote your shares now, before the meeting, in the event your plans change. Whether you vote by internet, by telephone or by mail, please have your proxy card or voting instruction form in hand and follow the instructions.

By internet using your computer	By telephone	By mailing your proxy card

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903 or by calling the number provided by your broker, bank or other nominee if your shares are not registered in your name	Cast your ballot, sign your proxy card and send free of postage

TO ENSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE DATE, SIGN AND MAIL PROMPTLY
THE ENCLOSED PROXY, FOR WHICH
A RETURN ENVELOPE IS PROVIDED.
YOU MAY ALSO VOTE BY
TELEPHONE OR ONLINE. SEE
ATTACHED INSTRUCTIONS FOR VOTING.

Notice of Annual Meeting

The 2018 Annual Meeting of Shareholders of Cubic Corporation will be held in the Main Conference Room at the Headquarters of the Company, at 9333 Balboa Avenue, San Diego, California 92123, on February 19, 2018, at 11:30 a.m. Pacific Time, for the following purposes:

1.
To elect eight directors for the ensuing year: Bruce G. Blakley, Maureen Breakiron-Evans, Bradley H. Feldmann, Edwin A. Guiles, Janice M. Hamby, David F. Melcher, Steven J. Norris and John H. Warner, Jr.;
2.
To consider and vote upon, on an advisory basis, the compensation of the Company's named executive officers;
3.
To confirm the selection of Ernst & Young LLP as the Company's independent registered public accountants for fiscal year 2018; and
4.
To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Only shareholders of record at the close of business on December 22, 2017 will be entitled to vote at the meeting. The transfer books will not be closed.

By Order of the Board of Directors

James R. Edwards

Secretary

San Diego, California
 January 19, 2018

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

Proxy Statement

We encourage your personal attendance.

Proxies in the form enclosed and/or as shown at www.proxyvote.com are solicited by the Board of Directors (the "Board") for use at the Annual Meeting of Shareholders to be held in San Diego, California, on February 19, 2018, and at any adjournments or postponements of the meeting. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Cubic Corporation ("Cubic" or the "Company") a written revocation or duly executed proxy bearing a later date. The proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on February 19, 2018.

This proxy statement and our Annual Report are available electronically at www.proxyvote.com.

OUTSTANDING SHARES AND VOTING RIGHTS

A quorum of shareholders is required. A quorum exists if a majority of the common shares issued and outstanding and entitled to vote are represented by shareholders present at the meeting or by proxy. Abstentions and broker non-votes will be counted towards the quorum requirement. 27,207,615 shares of our common stock were outstanding at December 22, 2017, which is the record date for voting.

Each holder of common shares is entitled to one vote for each share. Votes will be counted by the Inspector of Elections. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Advisory votes are not binding, but the Board will consider the outcome of such votes when making future decisions.

If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in "broker non-votes" on proposals other than Proposal 3 ratifying the selection of Ernst & Young LLP as the Company's independent public accountant for 2018. Broker non-votes count to determine a quorum but otherwise have no effect and are not counted towards the vote total for any proposal. Proxies without authority to vote will also not be counted in votes cast. In Proposal 1, Directors are to be elected by a plurality vote. All other proposals require an affirmative vote of a majority of shares having voting power, present in person or represented by proxy.

There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

The approximate date on which the proxy statement and form of proxy are first being sent to shareholders is January 19, 2018.

OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock as of January 8, 2018 for:

•
each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock;

•
each of our directors and nominees;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Under these rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated below and under applicable community property laws, we believe that the beneficial owners identified in this table have sole voting and investment power with respect to all shares shown below.

For the purpose of calculating the percentage of shares beneficially owned by any shareholder, this table lists applicable percentage ownership based on 27,207,615 shares of common stock outstanding as of December 22, 2017.

Unless otherwise indicated below, the address for each named director and executive officer is c/o Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123.

2    CUBIC CORPORATION – 2018 Proxy Statement

OWNERSHIP OF COMMON STOCK

Name of Beneficial Owner	Shares beneficially owned	Percent Owned (%)

5% Shareholders
BlackRock, Inc.(1)	4,088,611	15.0
Wellington Management Co. LLP(2)	2,211,936	8.1
The Vanguard Group(3)	2,171,193	8.0
Dimensional Fund Advisors(4)	1,783,929	6.6
Directors and Executive Officers
Walter C. Zable(5)	1,975,035	7.3
Bruce G. Blakley(6)	13,661	*
Maureen Breakiron-Evans	419	*
David H. Buss	2,917	*
Matthew J. Cole	5,945	*
Bradley H. Feldmann(7)	39,781	*
Edwin A. Guiles(8)	13,461	*
Janice M. Hamby	1,801	*
David F. Melcher	0	0
Steven J. Norris	3,660	*
John D. Thomas(9)	32,009	*
Michael R. Twyman	10,497	*
John H. Warner, Jr.	25,461	*
All directors and executive officers as a group (15 persons)(10)	2,146,294	7.9

*
Less than 1%

(1)
Black Rock Fund Advisors is 40 East 52nd Street, New York, NY 10022.

(2)
Based solely on information made available to Cubic through the NYSE as of September 30, 2017. The address of Wellington is 280 Congress Street, Boston, MA 02210.

(3)
Based solely on information made available to Cubic through the NYSE as of September 30, 2017. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, V26, Malvern, PA 19355.

(4)
Based solely on information made available to Cubic through the NYSE as of September 30, 2017. The address of Dimensional Fund Advisors is 6300 Bee Cave Road, Building 1, Austin, TX 78746.

(5)
Includes 164,229 shares in the aggregate owned by Mr. Zable's three daughters; 1,763,985 shares owned by the Walter C. Zable Trust U/A/D dated 2/7/06; and 24,351 shares owned by the W. Zable GST Trust. Mr. Zable has voting and investment power over such shares as the trustee of such trusts, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 22,470 shares held by the Walter C. Zable and Stefanie A. Zable Family Foundation. Mr. Zable is the sole trustee of the Foundation and has voting and investment power over such shares, but has no pecuniary interest in such shares and disclaims beneficial ownership of such shares.

(6)
Includes 4,500 vested options to purchase common stock; 8,691 owned by the Blakley Living Trust dtd 2/9/16. Mr. Blakley has voting and investment power over such shares as the trustee of such trust, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 200 shares held indirectly through Mr. Blakley's IRA account.

(7)
Includes 33 shares held in the Feldman Family Trust Dated 04/20/12. Mr. Feldmann shares voting and investment powers over such shares as one of the two co-trustees of such trust, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 3,050 shares held in Mr. Feldmann's IRA and 1,259 shares held indirectly through Mr. Feldman's 401(k).

(8)
Includes 4,500 vested options to purchase common stock.

(9)
Includes 2,173 shares owned indirectly through Mr. Thomas' 401(k); 1,970 shares held in the John David Thomas 1998 Trust; 14,625 shares held in the Thomas Family 2009 Trust; and 100 shares held indirectly through Mr. Thomas' IRA.

(10)
Includes 9,000 vested options to purchase common stock.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board of Directors ("Board") has eight members who are to be elected by a plurality vote at the Annual Meeting, each to hold office for one year and until his or her successor is elected. The Nominating and Corporate Governance Committee and the Board have recommended the election of the eight directors listed below. Seven nominated directors are independent ("Independent Directors") and one is an executive employee of the Company. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the listed directors, in accordance with this proxy authorization, reserving the right, however, to distribute, in their discretion, their votes of uncommitted proxies among the Board nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named. Although it is not contemplated that any nominee will be unable to serve as a director, in such event, the proxies will be voted by the proxy holders for such other persons as may be designated by the Board.

CUBIC CORPORATION – 2018 Proxy Statement        3

THE BOARD OF DIRECTORS

Corporate Governance

The Company's Corporate Governance Guidelines and the Charters of the Audit and Compliance Committee, the Executive Compensation Committee, the Nominating and Corporate Governance Committee, the Classified Business Oversight Committee and the Ethics and Corporate Responsibility Committee, the Ethical Conduct Policies, including those applicable to our principal executive, financial and accounting officers, and our Employee Conflicts of Interest Policy, are all available on our website: cubic.com/Investor-Relations/Corporate-Governance. The information contained on our website is not incorporated by reference in, or considered part of, this proxy statement.

Director Continuing Education

Upon joining the Board, directors are provided with an orientation about the Company, including our business operations, strategy and governance. Directors may attend outside director continuing education programs sponsored by educational and other institutions to assist them in staying abreast of developments in corporate governance and critical issues relating to the operation of public company boards. Members of our senior management regularly review with the Board the strategy and operating plan of each of the business segments and the Company as a whole. The Board also conducts periodic visits to our facilities as part of its regularly scheduled Board meetings.

Director Compensation

Non-employee directors receive an annual retainer of $50,000. The Chairman receives an additional annual retainer of $70,000. The Lead Independent Director receives an additional annual retainer of $25,000. Each Nominating and Governance Committee member receives an additional annual retainer of $5,000, with the Chair of the Nominating and Governance Committee receiving an additional annual retainer of $5,000. Each Executive Compensation Committee member receives an additional annual retainer of $7,500, with the Chair of the Executive Compensation Committee receiving an additional annual retainer of $7,500. Each Audit and Compliance Committee member receives an additional annual retainer of $10,000, with the Chair of the Audit and Compliance Committee receiving an additional annual retainer of $10,000. The Classified Business Oversight Committee Chair and each non-employee director member receives an additional annual retainer of $5,000. Each member of the Ethics and Corporate Responsibility Committee receives an additional annual retainer of $5,000, with the Chair of the Ethics and Corporate Responsibility Committee receiving an additional annual retainer of $5,000.

Non-employee directors also participate in the Company's equity plans. Both Mr. Blakley and Mr. Guiles hold fully vested options to purchase

4,500 shares of common stock that were granted upon their initial election to the Board with an exercise price equal to the fair market value on the date of the grant. No additional options have been granted to new or existing directors since 2008. In fiscal year 2017, each non-employee director received an award of 1,629 restricted stock units ("RSUs"). The non-employee directors' awards vest in two equal installments on each of October 1, 2017 and 2018. All of the non-employee directors' RSUs will also vest in full upon a change in control of the Company.

Employee directors receive no additional compensation for their service as directors. All non-employee directors are reimbursed for travel expenses.

Directors are also allowed to defer some or all of their cash compensation. Two directors elected to defer all of their cash compensation and one director elected to defer 50% of the cash compensation received during fiscal year 2017.

Director Compensation
Fiscal Year 2017

The following table sets forth a summary of the compensation paid to our non-employee directors pursuant to the Company's compensation policies for fiscal year 2017.

4    CUBIC CORPORATION – 2018 Proxy Statement

THE BOARD OF DIRECTORS

Director Compensation

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)

Bruce Blakley	77,500	75,000	–	152,500
Maureen Breakiron-Evans	37,917	59,375	–	97,292
Edwin A. Guiles	83,750	75,000	–	158,750
Janice M. Hamby	63,750	25,000	–	88,750
Steven J. Norris	70,000	75,000	–	145,000
Robert S. Sullivan(4)	43,750	75,000	–	118,750
John H. Warner, Jr	80,000	75,000	–	155,000
Walter C. Zable	125,000	75,000	–	200,000

(1)
Mr. Feldmann, who served as an executive director during fiscal year 2017, received no additional compensation for his service as a director during that time and is not included in this table. Mr. Zable was an employee and Executive Chairman of the board of directors until October 3, 2016, at which time he resigned as an employee but continued to serve as a non-employee director and Chairman of the Board.

(2)
This column represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of the RSUs granted in fiscal year 2017. These amounts generally reflect the amount that the Company expects to expense in its financial statements over the award's vesting schedule, and do not correspond to the actual value that will be realized by the directors. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as filed with the SEC. The aggregate number of RSUs outstanding as of September 30, 2017 held by each non-employee director was as follows: Mr. Blakley (2,449); Ms. Breakiron-Evans (1,131), Mr. Guiles (2,449); Admiral Hamby (1,929); Mr. Norris (2,449); Dr. Warner (2,449), and Mr. Zable (2,449). As of September 30, 2017, both Mr. Blakley and Mr. Guiles held vested options to purchase 4,500 shares of the Company's common stock.

(3)
In fiscal year 2017, three of the non-employee directors elected to participate in the Cubic Corporation Amended and Restated Deferred Compensation Plan. Earnings are not reported in the non-employee director Compensation Table because the earnings are not above market or preferential.

(4)
Dr. Sullivan's service as a director ended on February 20, 2017.

(5)
Mr. Zable is not a nominee for re-election at the 2018 Annual Meeting. Accordingly, Mr. Zable's service on the Board will end effective as of the date of the Annual Meeting.

Meetings

The Board met 11 times during fiscal year 2017. During that year, each director attended at least 75% of the total number of meetings held during such director's term of service by the Board and each committee of the Board on which such director served, except Dr. Sullivan who missed 3 of the 7 meetings for which he was eligible to attend, due to schedule conflicts. Non-employee directors regularly meet without management present at the conclusion of each regular Board meeting and the Audit and Compliance Committee meetings and at other times as necessary. During fiscal year 2017, the Lead Independent Director (Dr. Sullivan prior to his service ending at the 2017 Annual Meeting and Mr. Guiles after being named Lead Independent Director in February 2017) chaired these sessions for the Board, and Mr. Blakley chaired these sessions for the Audit and Compliance Committee.

The Board encourages its members to attend the Annual Meeting of Shareholders. The 2017 Annual Meeting was attended by all directors.

The Board Recommends You Vote "FOR" Each Of The Eight Nominees Listed Below.

Management Directors

Bradley H. Feldmann, 56, director since 2014.

Independent Directors

The Nominating and Corporate Governance Committee has determined and the Board has agreed that all directors nominated except Mr. Feldmann meet the independence standards of the NYSE and the categorical independence standards adopted by the Company's Board as defined in the Company's Corporate Governance Guidelines.

Special Board Qualifications

The Nominating and Corporate Governance Committee and the Board believe the nominees are qualified to serve and should be elected in light of our business and structure because of the following specific experience, qualifications, attributes or skills.

CUBIC CORPORATION – 2018 Proxy Statement        5

THE BOARD OF DIRECTORS

Name of Director	Blakley Bruce G.	Breakiron Evans Maureen	Feldman Bradley H.	Guiles Edwin A.	Hamby Janice M.	Melcher David	Norris Steven J.	Warner, Jr. John H.

Tenure-Years	10	1	4	9	3	0	4	10

Age-Years	72	63	56	68	59	63	72	76

Career Business Experience

CEO, President or CFO Experience		•	•	•		•	•

COO, CAO, CIO, GC/CS, Audit Co. Partner Experience	•	•	•		•			•

Transportation Industry Experience	•	•	•				•

Defense Industry Experience	•		•		•	•		•

U.S. Federal/Muni Gov. Business Experience	•	•	•	•	•	•		•

International Business Experience	•	•	•		•	•	•	•

Commercial Business Experience	•	•	•	•		•	•

Innovation/R&D Experience		•	•	•		•	•	•

Finance/M&A Experience	•	•	•	•		•	•	•

Financial Expert (Meets SEC, NYSE or ISS Reqs.)	•	•	•	•		•

Hardware Product/Manufacturing Experience	•		•			•	•	•

Information Technology/Cyber/Big Data Experience		•	•		•	•	•	•

Business Transformation/ERP Experience		•	•	•	•	•		•

Talent Management & Deployment Experience	•	•	•	•	•	•	•	•

Bruce G. Blakley.    Mr. Blakley is an Independent Director and assumed this role in 2008. He is a CPA and is Chair of Cubic's Audit and Compliance Committee and is one of the Company's Audit and Compliance Committee Financial Experts. He also is a member of the Executive Compensation Committee. Mr. Blakley was an audit partner and, from 1996 to 1998, was Managing Partner in the San Diego office of the national accounting firm Coopers & Lybrand (PricewaterhouseCoopers since 1998). He was employed there in auditing private and public companies and consulting with their boards of directors and executives for 32 years until his retirement in 2005. He maintains his CPA license, teaches at the University of California, San Diego, and serves as a director of a privately held manufacturing company. He previously served as a Director and Chair of the Audit Committee of Excel Trust, Inc. from April 2010 to August 2015 and as Board Chair of The San Diego Foundation, a non-profit organization with over $575 million in assets, including as Chair of its Finance, Audit and Executive Committees, and as a Director of The San Diego Foundation for 14 years. Mr. Blakley was named a National Association of Corporate Directors Board Leadership Fellow in 2017.

The Board believes that Mr. Blakley's public, private and non-profit business experience and his academic experience provide him with the background to be a key contributor as a member of our Board, particularly regarding financial matters of Cubic.

Bradley H. Feldmann.    Mr. Feldmann was named Chief Executive Officer ("CEO") of Cubic in July 2014 and has served as President of Cubic since January 2013. Mr. Feldmann was appointed as a director in May 2014, and is a member of the Classified Business Oversight Committee. He also served as Chief Operating Officer of Cubic from January 2013 to July 2014. Prior to that, he was President of the companies comprising the Cubic Defense Systems segment, a role he assumed in 2008. He previously worked at Cubic Defense Systems from 1989 to 1999. Prior to rejoining Cubic in 2008, Mr. Feldmann held senior leadership positions at OMNIPLEX World Services Corporation and ManTech International. He is a Board Leadership Fellow of the National Association of Corporate Directors, a member of the Aerospace Industries Association Board of governors and serves on its Executive Committee, and is a member of the Board of the National Defense Industrial Association, and serves on their Executive Committee and as Chair of the Finance Committee. He also serves on the Board of UrbanLife, a non-profit organization, as Chair of the Finance Committee

The Board believes that Mr. Feldmann's experience in the defense and transportation industry as well as his increased role leading the Company in recent years and history of executive management at similar companies provide him with the background to be a key member of our Board.

6    CUBIC CORPORATION – 2018 Proxy Statement

THE BOARD OF DIRECTORS

Maureen Breakiron-Evans.    Ms. Breakiron-Evans was elected to the Board in 2017 and serves on the Nominating and Corporate Governance Committee and on the Audit and Compliance Committee as one of the Financial Experts. She served as the Chief Financial Officer of Towers Perrin, a global professional services company from 2007 through 2008. Prior to that she was Vice President and General Auditor of CIGNA Corporation, a health services organization, from 2005 to 2006, and was Executive Vice President and Chief Financial Officer of Inovant, LLC, VISA's captive technology development and transaction processing company from 2001 to 2004. She served 16 years in public accounting, ultimately as a partner at Arthur Andersen LLP through 1994.

Ms. Breakiron-Evans currently serves on the Boards of Cognizant Technology Solutions Corp., where she serves as Chair of the Audit Committee and on the Nominating and Corporate Governance Committee; Ally Financial, Inc., where she serves on the Audit Committee and Digital Transformation Committee. She recently served on the Heartland Payment Systems, Inc. board, where she served as Chair of the Audit Committee until its sale in April 2016. She received an NACD Cyber Security Certificate in 2017 and is an NACD Board Leadership Fellow.

The Board believes that Ms. Breakiron-Evans' experience with Arthur Andersen & Co. as an Audit Partner provides the Board with a strong command of the financial reporting and tax issues facing public companies. Her years as chief financial officer or other executive officer at various companies offer valuable leadership, technology, financial and risk management experience to the Board.

Edwin A. Guiles.    Mr. Guiles was named the Lead Independent Director in February 2017 and is Chair of the Executive Compensation Committee. He was named to the Board in 2008 and serves on the Audit and Compliance Committee, as one of the Company's Audit and Compliance Committee Financial Experts. He retired in 2009 as Executive Vice President – Corporate Development of Sempra Energy, a Fortune 400 company. From 2000 to 2006 Mr. Guiles was Chair and CEO of Sempra Energy's utilities San Diego Gas & Electric Company (SDG&E) and Southern California Gas Company. He held a variety of management positions since joining SDG&E in 1972. At SDG&E he held increasingly important jobs including managing its natural gas pipeline transmission system, and administration of its 20% ownership interest in the San Onofre Nuclear Generating System. Since 2008, he has also been a director of the California Water Service Group, where he serves on the Audit and the Compensation Committees and chairs the Finance and Risk Management Committee.

The Board believes that with his experience as an executive in a highly regulated industry, Mr. Guiles brings unique governmental, management and operations related experience to the Board. He is also very knowledgeable in risk management, which is attracting close scrutiny at this time. Mr. Guiles' public and non-profit business experience provides him with the background to provide critical insight as a member of the Board, particularly regarding financial, risk and government related matters for Cubic.

Janice M. Hamby.    Admiral Hamby has served on the Board since 2015 and chairs the Classified Business Oversight Committee and serves on the Executive Compensation Committee and the Ethics and Corporate Responsibilities Committee. Admiral Hamby retired as a U.S. Navy Rear Admiral in 2012, and is an information technology expert with more than 30 years of experience in the U.S. Navy cybersecurity arena, most recently as a deputy chief information officer for the U.S. Department of Defense from 2011 to 2012. Prior to that she served as Vice Director, Command, Control, Computers and Communications for the Joint Chiefs of Staff. She is currently the Chancellor at the College of Information and Cyberspace, National Defense University in Washington, D.C., a position she has held since October 2014. Admiral Hamby served twice as commanding officer of critical telecommunications and technology services organizations, on the staff of the chairman of the Joint Chiefs of Staff, and commander of Multi-National Force in Iraq.

The Board believes that Admiral Hamby's background in directing and implementing cyber security systems in complex organizations as well as her leadership abilities provide her with the background to be a key contributor as a member of our Board.

David F. Melcher.    General Melcher served as the President and CEO of the Aerospace Industries Association from June 2015 through the end of December 2017, and currently is on the FAA's NextGen Advisory Council. From 2011 to 2015, he was President, CEO and a member of the Board of Directors of Exelis Inc., a diversified, global aerospace defense, information and technology services company, spun off from ITT Corporation in 2011 and acquired by Harris Corporation in 2015. He held a variety of senior roles at ITT Defense and Information Solutions from 2008 to 2011, and retired from the Army as a Lieutenant General in 2008 after a successful 32-year career, including service in the Pentagon as the Army's Military Deputy for Budget and Deputy Chief of Staff for Programs. General Melcher served on the board of directors of CR Bard Corporation since 2014 and was a member of the Audit, Finance and Compensation and Personnel Committees. Beckton Dickinson and Co ("BD") acquired CR Bard on December 29, 2017 and General Melcher was appointed to serve on BD's Board of Directors as of that date.

The Board believes that General Melcher's leadership and experience with military programs and budgeting, his knowledge of engineering and his background as a CEO and President provide the basis for significant contributions to the Board.

CUBIC CORPORATION – 2018 Proxy Statement        7

THE BOARD OF DIRECTORS

Steven J. Norris.    Mr. Norris is a recognized authority on transport and infrastructure issues and serves as the Chair of the Ethics and Corporate Responsibility Committee and as a member of the Nominating and Corporate Governance Committee and of the Audit and Compliance Committee. Before joining the Cubic Board in 2014, he served as a member of the Cubic Transportation Systems, Inc. ("CTS") strategic advisory board from 2012 to 2014. He is the chair of Soho Estates, one of the largest real estate operations in the United Kingdom, and was appointed chairman of Driver Group PLC in March 2015. He also serves as the president of ITS UK, the sister organization of ITS US, which represents transport technology business in their respective countries. Mr. Norris became a Member of Parliament in 1983 and remained in government service until 1997. While serving as parliamentary undersecretary of state for transport and minister for transport in former Prime Minister Sir John Major's government, Norris was responsible for the Jubilee Line Extension, the largest extension of the London Underground network to date. He is also a former member of the board of Transport for London which operates the London public transit system.

The Board believes that Mr. Norris's global experience in business with a focus in the transportation industry provides key knowledge and background as a member of the Board.

John H. Warner, Jr., Ph.D.    Dr. Warner is an Independent Director who has served on the Board since 2007. He is a member of the Audit and Compliance Committee, the Ethics and Corporate Responsibility Committee and the Classified Business Oversight Committee, and is Chair of the Nominating and Corporate Governance Committee. He retired in June 2007 from Science Applications International Corporation ("SAIC") where he was a director for 18 years and Executive Vice President and Chief Administrative Officer, having begun employment there in 1973. Dr. Warner also served six years as a member of the Board of Trustees for Scripps Health, a $2.5 billion per year San Diego healthcare company. He chaired its Compensation and Human Resources Committee and was a member of its Finance and Investment Committees. He currently serves on the board of directors of TREX Enterprises, a small private defense and homeland security R&D company, where he is a member of the Audit Committee, and ICW Group Holdings, Inc., a private insurance company, where he also serves as a member of the Audit Committee.

The Board believes Dr. Warner's business experience and his public and private company board experience make him a valuable member of the Board.

Board Committee Members

Name	Audit & Compliance	Nominating & Corporate Governance	Executive Compensation	Ethics and Corporate Responsibility	Classified Business Oversight

Bruce G. Blakley	*X		X
Maureen Breakiron-Evans	X	X
Bradley H. Feldmann					X
Edwin A. Guiles	X		*X
Janice M. Hamby			X	X	*X
Steven J. Norris	X	X		*X
John H. Warner, Jr.	X	*X		X	X
Walter C. Zable(1)					X

*
Chair

(1)
Mr. Zable is not a nominee for re-election at the 2018 Annual Meeting. Accordingly, Mr. Zable's service on the Board will end effective as of the date of the Annual Meeting.

Communications with Directors

Any interested person may communicate in writing by mail at any time with the whole board, the Independent Directors or any individual director addressed to "Board of Directors" or "Independent Directors" or to a named director, c/o Corporate Secretary, 9333 Balboa Avenue, San Diego, CA 92123 or by e-mail to CorporateSecretary@Cubic.com. All communications will be promptly relayed to the appropriate directors. The Corporate Secretary will coordinate responses, if any.

8    CUBIC CORPORATION – 2018 Proxy Statement

EXECUTIVE OFFICERS

In addition to Mr. Feldmann, who serves as both a director and an executive officer, the following executive officers also serve at the pleasure of the Board:

Anshooman Aga, 42. Mr. Aga is Executive Vice President, Chief Financial Officer ("CFO") and Treasurer of Cubic. He joined Cubic in July 2017 as Executive Vice President and assumed the role of CFO in October 2017. In this role, Mr. Aga is responsible for all aspects of the Company's financial strategies, processes and operations, including corporate development, risk management, investor relations, and global manufacturing and procurement. Prior to joining Cubic, Mr. Aga served at AECOM since June 2015, where he was senior vice president and CFO of their multi-billion dollar Design and Consulting Services (DCS) business in the Americas. He also held a series of financial leadership positions at Siemens from July 2006 to May 2015, including CFO of the Energy Automation business based in Nuremburg, Germany, in addition to similar CFO roles for Siemen's Rail Electrification and TurboCare business units.

David H. Buss, 61. Admiral Buss has served as Senior Vice President of Cubic and President of the companies comprising the training business within the defense systems and services segments since May 2016. He joined Cubic as senior vice president and deputy president of Cubic Global Defense ("CGD") in June 2015. He retired from the U.S. Navy in the rank of Vice Admiral after more than 36 years of service in the U.S. Navy, most recently as Commander, Naval Air Forces (the Navy's "Air Boss").

Matthew. J. Cole, 38. Mr. Cole is Senior Vice President of Cubic and President of the companies comprising the CTS segment, since October 2015. Prior to that he held a variety of increasingly responsible roles at CTS since he joined in 2003, most recently serving as Executive Vice President/Deputy for Strategy, Business Development and Diversification and in key roles worldwide including in Australia and the U.K. Before joining Cubic, Mr. Cole held various financial positions with large public and private companies such as British Airways, Schlumberger, First Choice and Endemol.

James R. Edwards, 66. Mr. Edwards is Senior Vice President, General Counsel and Secretary of Cubic. He was appointed to the position in June 2012. Prior to his current position, he was Vice President, General Counsel and Secretary since January 2012. He joined Cubic in February 2008 as Vice President, General Counsel and Secretary of Cubic's CTS segment. Prior to joining Cubic, Mr. Edwards served as Senior Vice President and General Counsel of Kratos Defense; Senior Legal Counsel for Qualcomm Incorporated; Vice President, General Counsel and Secretary of General Atomics; and General Counsel and Secretary of Logicon, Inc.

Mark A. Harrison, 60. Mr. Harrison is Senior Vice President and Corporate Controller of Cubic. He was appointed to the position in June 2012. His prior roles at Cubic include Vice President and Corporate Controller from 2004 to June 2012, Vice President – Financial Planning and Accounting from 2000 to 2004, and Assistant Corporate Controller and Director of Financial Planning from 1991 to 2000. Since 1983, Mr. Harrison has held a variety of financial positions with Cubic. From 1980 to 1983 he was a Senior Auditor with Ernst & Young.

Michael R. Twyman, 57. Mr. Twyman is Senior Vice President of Cubic and President of the companies comprising the Cubic Mission Solutions business within the defense systems segment, since May 2016. He joined Cubic as senior vice president of air training and secure communications in June 2014. Prior to that he held a variety of executive leadership positions spanning more than 30 years at Northrup Grumman including sector vice president and general manager of the defense systems division and vice president of integrated C3I systems.

CUBIC CORPORATION – 2018 Proxy Statement        9

BOARD COMMITTEES

Audit and Compliance Committee

The Audit and Compliance Committee members are Messrs. Blakley (Chair), Guiles, Norris and Warner and Ms. Breakiron-Evans. Dr. Sullivan served on the committee until his director term ended in February 2017, at which time Mr. Norris and Ms. Breakiron-Evans joined. The committee met six times during fiscal year 2017. Each member is independent as defined under Section 303A.02 of the NYSE Listed Company Manual, Section 10A-3 under the Securities Exchange Act of 1934, as amended, and in our Corporate Governance Guidelines and is financially literate. Mr. Blakley, Mr. Guiles and Ms. Breakiron-Evans are our Audit and Compliance Committee Financial Experts with extensive accounting experience.

The committee oversees the Company's financial reporting process. It is responsible for the appointment, retention and termination of the independent auditors and their compensation. It resolves any disputes between management and the auditors. It pre-approves all audit and non-audit services according to a written plan and budget submitted by the auditors. It meets at least quarterly with the auditors and reviews their periodic reports. The committee discusses with the auditors the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

No Independent Director has been a member of an audit committee of any other publicly-held company except Mr. Blakley and Ms. Breakiron-Evans. Mr. Blakley previously served as chair of an audit committee for Excel Trust, Inc., a publicly held real estate investment trust, until August 2015. The trust is unrelated to Cubic and its subsidiaries and does not present any conflicts of interest for Cubic or the industry in which it operates.

Ms. Breakiron-Evans currently serves as Chair of the Audit Committee of the Board of Cognizant Technology Solutions Corp., and on the Audit Committee of the Board of Ally Financial, Inc. She recently served as Chair of the Audit Committee of the Board of Heartland Payment Systems, Inc. until its sale in April 2016. The companies are unrelated to Cubic and its subsidiaries and do not present any conflicts of interest for Cubic or the industry in which it operates.

Report of the Audit and Compliance Committee

The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The committee selected Ernst & Young LLP as the independent registered public accountants ("Accountants") of the Company for fiscal year 2017. The committee has reviewed and discussed with management and the Accountants the audited financial statements of the Company for the fiscal year ended September 30, 2017. The committee met with the Accountants on numerous occasions and discussed the matters required to be discussed under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board ("PCAOB") AS 1301 (Communications with Audit Committees), and has received from the Accountants the written disclosures and the letter required by the PCAOB (Independence Discussions with Audit Committees), and has discussed with the Accountants their independence.

Based on its review of the audited financial statements for fiscal year 2017 and its discussions with management and the Accountants, the committee recommended to our Board that the 2017 audited financial statements be included in the Company's Annual Report on Form 10-K.

Audit and Compliance Committee
Bruce G. Blakley, Chair
Maureen Breakiron-Evans
Edwin A. Guiles
Steven J. Norris
Dr. John H. Warner, Jr.

Executive Compensation Committee

The Executive Compensation Committee members are Messrs. Guiles (Chair) and Blakley and Admiral Hamby. Dr. Sullivan served as Chair of the committee until his director term ended in February 2017, at which time Mr. Guiles was appointed as Chair and Admiral Hamby joined the committee. The committee met four times during fiscal year 2017. Each of the members of the committee is independent as defined under Section 303A.02 of the NYSE Listed Company Manual and in our Corporate Governance Guidelines.

The committee's role is to establish and oversee the Company's executive compensation programs and to oversee the amounts set aside for annual bonus and profit sharing contributions. Members of the committee annually review and approve goals and objectives relevant to compensation for the executive officers and principal officers of principal subsidiaries, evaluate each executive's performance in light of those goals and objectives, and either as a committee or together with the other Independent Directors of the Board, determine and approve the executives' compensation based on that evaluation.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2017, Messrs. Guiles and Blakley and Admiral Hamby did not serve either as a director or as a member of the compensation committee of any other entity whose executive officers served either as a director or as a member of the Executive Compensation Committee of the Company. Therefore, there were no "interlocks" with other companies within the meaning of the proxy rules of the Securities and Exchange Commission. No member of the committee is a former or current officer or employee of Cubic or any of its subsidiaries. See also the section "Executive Compensation and Other Information" later herein.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee members are Dr. Warner (Chair), Ms. Breakiron-Evans and Mr. Norris. Dr. Sullivan served on the committee until his director term ended in February 2017 at which time Ms. Breakiron-Evans joined. Each of the members of the committee is independent as defined under Section 303A.02 of the NYSE Listed Company Manual and in our Corporate Governance Guidelines. The committee met four times during fiscal year 2017. The committee's policy is to consider Board candidate recommendations of shareholders which are received by the Corporate Secretary at least 120 days prior to one year from the date of the mailing of notice of the previous annual meeting of shareholders. Recommendations of candidates who have at least 20 years of management and defense or transportation industry experience with a company with sales of at least 75% of that of Cubic, or who could bring appropriate diversity to the Board, or who possess other relevant qualifications (for example finance and accounting, cyber security and marketing) would be preferred. If a vacancy in the Board occurs, the committee seeks recommendations from the Board and senior management personnel.

10    CUBIC CORPORATION – 2018 Proxy Statement

BOARD COMMITTEES

The committee will also review any security holder recommendations on file. It screens and personally interviews appropriate candidates. Selected candidates may meet with additional Board members, certain members of management and the Chair of the Board. The committee evaluates responses and recommends to the full Board the name of any candidate it feels should become a nominee for election or appointment.

The committee conducted an extensive search for an additional director in fiscal year 2017, using criteria based on a matrix that set forth existing skills, experience and tenure and the qualities, skills and diversity sought in future candidates. The National Association of Corporate Directors assisted with identifying suitable candidates to present to the committee.

The governance responsibilities of the committee include tracking important legal and regulatory changes and new concepts in public company governance. Governance topics include annual Board, Board member and committee evaluations, Board composition, Board committee structure and Board refreshment as well as executive management and Board succession.

The committee oversees the Board's annual self-evaluations and peer member evaluations with third party evaluations conducted every three years. Further, the Company's Corporate Governance Guidelines generally limit individual Board tenure to twelve years and/or the age of 75 years. These metrics are not absolute but are guidelines for maximums. When either of the individual maximums are reached, there must be compelling reasons for continued participation. When both maximums are reached, there will be a strong presumption for transition off the Board.

Board Service Guidelines:
•
Succession planning process for near term and 5 year needs of Cubic Corporation
•
Annual individual evaluation as primary qualifier
•
Regular refreshment to ensure staggered terms, ages and diversity
•
Endeavor to limit individual board tenure to 12 years and/or age 75 maximum
•
Service on no more than 2 other public companies

The committee also continued to develop and monitor the succession planning process for senior management.

Classified Business Oversight Committee

The Classified Business Oversight Committee members are Admiral Hamby (Chair), Dr. Warner, and Messrs. Feldmann and Zable. Dr. Warner chaired the committee until Admiral Hamby was appointed in February 2017. The Committee met once in fiscal year 2017. The purpose of the committee is to provide oversight of the Company's business activities that for purposes of national security have been designated as classified by the United States government.

Ethics and Corporate Responsibility Committee

The committee members are Mr. Norris (Chair), Admiral Hamby and Dr. Warner. The committee met four times during fiscal year 2017. The purpose of the committee is to review and recommend to management and the Board objective policies and procedures that best serve Cubic's and its shareholders' interests in maintaining a business environment to high standards of ethics, integrity and compliance in the area of corporate responsibility, including topics such as conflict minerals, human trafficking, global data privacy, human testing, employee relations, health and safety, political participation and environmental stewardship.

Cubic has an internal Compliance Steering Committee (CSC), comprised of senior leaders with a wide variety of subject-matter expertise and authority, led by the Vice President of Compliance, reporting to the Ethics and Corporate Responsibility Committee. The CSC's mission is to promote a culture of ethical integrity and legal accountability across the global organization. The program that it has established includes, among other things, an employee Code of Business Conduct, a Code of Conduct for Third Parties, a third party due diligence and management system, an anonymous and global complaint reporting mechanism for both employees and third parties (Cubic Helpline), global mechanisms for employees to report conflicts of interest and any environmental, health or safety concerns, a complaint investigation and reporting process, regular communications to and training of Cubic employees on matters of ethics and compliance, global surveys regarding the company's ethical culture, and regular reporting to senior management and the Ethics and Corporate Responsibility Committee regarding the effectiveness of program components.

Risk Management

The Board reviews and approves the procedures adopted and conclusions reached by our Executive Management Committee ("EMC") and discusses with the General Counsel, who is responsible for the Enterprise Risk Management ("ERM") process, and the CEO, the major risk exposures and the steps that have been taken to monitor and control such exposures.

Matters of risk management are brought to the attention of the Board by the General Counsel. The EMC reviews and assesses perceived risks to the enterprise as a whole and its major subsidiaries. It works with relevant managers and develops mitigation and remediation plans. Periodic reports are made.

We have an ERM process for the parent company and sub-groups for our business segments. Each group consists of its senior officers who meet periodically to identify, assess and rank the perceived severity of risks unique to their businesses. Appropriate mitigation plans and training will be implemented. To date, the EMC has not identified any risks, capable of control, which it believes cannot be reasonably controlled or mitigated.

In the Board's analysis, enterprise risk does not necessarily include the hundreds of risks which, if encountered, could be mitigated without substantial harm to our business segments. Instead, the concern is to identify, and have a plan to respond to, those few issues which could seriously impact our, or one of our material divisions' short or long-term ability to continue normal operations.

In conjunction with the risk management review, the Board also addresses our legal compliance efforts in certain complex areas, such as export control, antitrust and foreign corrupt practices.

Board Leadership Structure

The Board regularly considers the appropriate leadership structure of the Company and has concluded that the Company and its shareholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman. This flexibility allows the Board to elect the most appropriate director as Chairman, while maintaining the ability to separate the Chairman and Chief Executive Officer roles if necessary.

Currently, the Company's Chairman and Chief Executive Officer roles are separated and, pursuant the Company's Corporate Governance Guidelines, the Board has appointed a Lead Independent Director. Mr. Zable serves as Chairman and Mr. Guiles serves as Lead Independent Director. After the Annual Meeting, the Board will appoint a new Chairman and Mr. Guiles is expected to continue to serve as the Lead Independent Director.

CUBIC CORPORATION – 2018 Proxy Statement        11

PROPOSAL 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE
OFFICER COMPENSATION

The Board Recommends That You Vote "FOR" This Proposal

The Board is seeking your approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis and other related tables and disclosure. Accordingly, the Board recommends that you vote "FOR" the following resolution:

  "Resolved, that the compensation of Cubic's named executive officers during fiscal year 2017, as described in its proxy statement for its 2018 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis and other related tables and disclosure, is hereby approved."

This proposal, commonly known as "say-on-pay", gives you the opportunity to express your views on the Company's executive compensation practices. Because your vote is advisory, it will not be binding upon the Board. However, the Executive Compensation Committee will carefully consider the outcome of the vote when making future executive compensation decisions. At our 2017 Annual Meeting, shareholders approved our Executive Compensation policies by a strong majority, with approximately 90% of shareholder votes cast in favor of our 2017 Say-on-Pay resolution (excluding abstentions and broker non-votes). We expect to bring a similar proposal to you at each annual meeting of shareholders.

The Board believes that the Company's executive compensation policies are balanced, appropriately focused on pay for performance principles, aligned with the long-term interests of our shareholders, and enable the Company to attract and retain experienced senior executives.

As described more fully in the Compensation Discussion and Analysis herein, the Company's executive compensation program consists of three main components:

•
Base salary

•
Short Term Incentive

•
Long Term Equity Incentive Award Program.

The Company evaluates executive officer compensation through multiple bases of review and evaluation to help our Executive Compensation oversee an executive compensation program that is competitive yet closely tied to the Company's and each executive officer's performance.

The Executive Compensation Committee reviews market survey compensation data for companies of comparable size and complexity. The Executive Compensation Committee also considers advice and recommendations from the Chief Executive Officer for executives other than himself. Additionally, the Company's annual bonus program and its long term equity incentive award program recognizes and rewards the success of executives who manage performance to achieve the short- and long-term goals set for them every year by the Company and the Executive Compensation Committee.

12    CUBIC CORPORATION – 2018 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and
Analysis

This Compensation Discussion and Analysis describes the Company's compensation philosophy and the objectives of the Company's compensation program for its executive officers, including the named executive officers listed in the Summary Compensation Table below (the "NEOs") and how the Executive Compensation Committee oversees the executive compensation program. This Compensation Discussion and Analysis also describes the compensation determination process for fiscal year 2017 and how each element of compensation was determined.

Review of Executive
Compensation Best Practices

The Board believes that the Company's compensation policies and practices are aligned with good corporate governance:

•
Stock ownership guidelines apply to both executive officers and directors

•
Clawback policy for incentive compensation

•
"Double trigger" change-in-control agreements

•
No tax gross-ups

•
No employment contracts

•
Modest perquisites

•
Long-term equity incentive award program aligns executive incentives with shareholder interests

•
Strong shareholder response (90% in favor) to 2017 say-on-pay vote

•
Independent compensation consultant

Overview and Objectives of
Executive Compensation
Program

The Board recognizes that there is considerable public discussion regarding appropriate approaches to compensation. However, the Board believes that the Company's executive compensation policies are balanced, appropriately focused on pay for performance principles, aligned with the long-term interests of our shareholders, and enable the Company to attract and retain experienced senior executives.

As described more fully in this Compensation Discussion and Analysis, the Company evaluates executive officer compensation in several different ways, including reviewing market survey compensation data, reviewing customized compensation information for companies of comparable size and complexity and receiving advice and recommendations from the CEO. These multiple bases of review and evaluation help our Executive Compensation Committee oversee an executive compensation program that is competitive yet tied to the Company's and each executive officer's performance. Additionally, the Company's annual performance bonus program recognizes and rewards the success of executives who manage performance to achieve the short-term goals set for them every year by the Company and the Executive Compensation Committee.

We have three main elements in our executive compensation program: base salary, an annual performance bonus, and a long-term equity incentive award program for our executive officers. The long-term equity incentive award program includes RSUs that vest based on the passage of time as well as RSUs that vest based on the Company's achievement of certain performance objectives over a three-year performance period.

2017 CEO Target Total Compensation	2017 Other NEO Target Total Compensation

CUBIC CORPORATION – 2018 Proxy Statement        13

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Setting Executive
Compensation – Role of the
Executive Compensation
Committee and Management

The Executive Compensation Committee is responsible for overseeing our executive compensation program for all executive officers, including the NEOs, for the senior officers of the Company's major business units, as well as determining and approving ongoing compensation arrangements for our NEOs. The Executive Compensation Committee also makes recommendations to the Board with respect to compensation for our Independent Directors.

In making its decisions, the Executive Compensation Committee relies on advice from its independent compensation consultant and receives, reviews, and acts on recommendations from the CEO regarding salary, bonus and equity compensation for all executive officers including the NEOs (other than himself) and for the senior officers of its major business units.

Our human resources department assists the CEO in the formulation of compensation recommendations to the Executive Compensation Committee, and other executive officers may provide relevant input as needed for persons other than themselves. It evaluates and approves these compensation elements annually. If relatives of any director or elected corporate principal officer are also employees of the Company or any subsidiary, the Executive Compensation Committee reviews compensation recommendations for such individuals.

Role of Independent
Compensation Consultant and
Comparable Company
Information

The Executive Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the oversight of our executive compensation program.

During fiscal year 2017, the Executive Compensation Committee independently engaged and received advice from Willis Towers Watson. Willis Towers Watson provided the Executive Compensation Committee with advice regarding senior executive compensation and non-employee director compensation. Willis Towers Watson was asked to survey similarly sized companies in similar businesses in respect of senior executive positions and responsibilities, taking into account the range of salary, bonus and long-term incentive compensation without reference to perquisites and equity-based or related awards.

They were also asked for input related to setting compensation for fiscal year 2017. In addition, during fiscal year 2017, management retained Willis Towers Watson to provide pension and actuarial services to the Company in connection with the Company's pension plan.

Management consulted with the Executive Compensation Committee prior to its retention of Willis Towers Watson for such additional services. During fiscal year 2017, the aggregate fees for determining or recommending the amount or form of executive and director compensation paid to Willis Towers Watson was $22,237, and the aggregate fees for the additional services related to pension and actuarial services paid to Willis Towers Watson was $65,202.

After review and consultation with Willis Towers Watson, the Executive Compensation Committee determined that Willis Towers Watson is independent and there is no conflict of interest resulting from retaining Willis Towers Watson during fiscal year 2017. In reaching these conclusions, the Executive Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NYSE listing standards.

Our Executive Compensation Committee has not historically established compensation levels based solely on benchmarking. Our Executive Compensation Committee has additionally relied upon the judgment of its members in making compensation decisions after reviewing our performance and carefully evaluating an NEO's performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with our company, current compensation arrangements and long-term potential to enhance shareholder value.

In order to attract, retain and motivate senior executives, our annual compensation evaluation process does include a review of the salary, bonus and long-term incentive practices of organizations of similar size, in comparable industries, and concerning individuals with relevant responsibilities and experience. The CEO and our human resources department support their recommendations regarding executive compensation with this competitive market data.

For fiscal year 2017, executive compensation levels by job category were reviewed in the context of industry survey data provided by three independent consulting firms (Radford Aon Hewitt, Mercer and Willis Towers Watson), which surveys were subscribed to by our human resources department (data is not customized for the Company). The companies included in these surveys have both a regional and national focus. Together, these surveys included data from approximately 4,000 companies and included data regarding both executive and non-executive salaries, bonuses and equity compensation.

We do not instruct the providers of this data to significantly vary their reports from a standard format, the identities of the individual companies included in the surveys were not provided to the Executive Compensation Committee, and the Executive Compensation Committee did not refer to individual compensation information for such companies. Our objective is to obtain data from a broad spectrum of technology and defense companies and also from public companies with similar revenue levels.

As part of its compensation review, Willis Towers Watson also prepared an independent assessment of competitive compensation levels and incentive practices for the Company's CEO for fiscal year 2017. The review was based on the Radford, Mercer and Willis Towers Watson published survey data provided by our human resources department as well as proxy disclosures by a select group of relevant peer companies.

The peer companies were approved by the Executive Compensation Committee in November 2016 with review and input from Willis Towers Watson and senior management based on industry sector, similarity of business activities, size and performance. The objective was to have a group of companies sufficient in size and relevance to provide

14    CUBIC CORPORATION – 2018 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

meaningful assessments of compensation levels and practices. The peers included the following 15 defense and technology companies.

  AAR Corp
  AeroVironment, Inc.
  CACI International, Inc.
  Enquility Holdings, Inc.
  Esterline Technologies Corp.
  HEICO Corp.
  Kratos Defense & Security Solutions, Inc.
  ManTech International Corporation
  Mercury Systems, Inc.
  NIC Inc.
  Teledyne Technologies Inc.
  Teradata Corporation
  Tyler Technologies, Inc.
  Venfone Systems, Inc.
  ViaSat, Inc.

While the Executive Compensation Committee reviewed the foregoing comparable company data in connection with its determinations of the fiscal year 2017 base salaries, target bonuses and long-term equity incentive awards for our NEOs, the Executive Compensation Committee did not attempt to set those compensation levels or awards at a certain target percentile with respect to the comparable company data or otherwise rely entirely on that data to determine NEO compensation.

Instead, as described above and consistent with past practice, the Executive Compensation Committee members relied on their judgment and experience in setting those compensation levels and making those awards. We expect that the Executive Compensation Committee will continue to review comparable company data in connection with setting the compensation we offer our NEOs to help ensure that our compensation programs are competitive and fair.

Compensation Recovery Policy

Management and the Board believe our compensation policies are not reasonably likely to result in the incurrence of a material adverse financial or other effect. Moreover, we believe our compensation policies and practices have not and will not impact our risk management objectives and do not create risks that are reasonably likely to have a material adverse effect on the Company. However, the Board believes that it is prudent to maintain a compensation recovery policy.

Pursuant to the terms of the compensation recovery or "clawback" policy, the Board is given the right to require the reimbursement or forfeiture of incentive compensation from an executive officer in the event the officer's wrongdoing is later determined by the Board to have resulted in (a) a restatement of the Company's financial results due to its material noncompliance with any financial reporting requirement under U.S. securities laws, or (b) a material negative revision of a financial or operating measure on the basis of which incentive compensation was awarded (a "Recoverable Event").

We believe that by providing the Company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the Company demonstrates its commitment to strong corporate governance. This clawback policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Under our clawback policy, if the Board determines that a Recoverable Event was caused by an executive officer's fraud, gross negligence or willful misconduct, it may require reimbursement from the executive officer for vested incentive compensation and/or the forfeiture of unvested or unpaid incentive compensation. The amount of vested compensation that may be recovered or subject to forfeiture is any incentive compensation paid to, and any performance-based equity awards earned by, the executive officer that the executive officer would not have received if the Company's financial results had been reported properly. The right to cause a forfeiture or recovery of incentive compensation applies to incentive compensation awarded, vested and/or paid during the twelve months prior to the date on which the Company is required to prepare an accounting restatement.

Ownership Guidelines

The Executive Compensation Committee has established management and directors stockholding guidelines (the "Ownership Guidelines") to further align the interests of management with the Company's shareholders, with the intent that the guidelines be met within five years of the 2014 implementation date, or the individual director or officer promotion or new hire date, whichever is later.

The Ownership Guidelines are as follows:

STOCK OWNERSHIP REQUIREMENTS
(multiples of base salary)

3X	1X	0.5X
for CEO	for Executive Officers	for Vice Presidents

Under the Ownership Guidelines, all Company shares directly held by the director or officer, his or her related trusts and immediate family shall be included in the calculations, provided, however, that any unvested RSUs shall not be included.

Anti-Hedging Policy

Company policy prohibits our directors, NEOs and other elected officers from engaging in hedging transactions with respect to Company stock.

Response to the 2017
Say-On-Pay Vote and Frequency
of Holding Future Advisory Votes
on Named Executive Officer
Compensation

In February 2017, we held a say-on-pay vote, and our shareholders overwhelmingly approved the compensation of our NEOs, with

CUBIC CORPORATION – 2018 Proxy Statement        15

EXECUTIVE COMPENSATION AND OTHER INFORMATION

approximately 90% of shareholder votes cast in favor of our 2017 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs after this date, we were mindful of the strong support our shareholders expressed for our compensation philosophy. Following its annual review of our executive compensation practices after the annual meeting, the Executive Compensation Committee decided generally to retain the approach to executive compensation it had previously adopted for fiscal year 2016.

In February 2017, we also held a vote on the frequency of holding future advisory votes on the Compensation of our NEOs. Our shareholders continue to support holding such advisory votes on an annual basis.

Fiscal Year 2017 Executive
Compensation Decisions

The amount of each element of pay is determined annually taking into account factors including competitive company compensation data, as described above. A description of the executive compensation decisions with respect to fiscal year 2017 compensation for the NEOs is set forth below.

Base Salary

Base salaries for our executives are established based on individual factors such as the scope of their responsibilities, background, track record, training and experience, as well as competitive company compensation information and the overall market demand for such executives at the time the respective executive is hired or promoted.

As with total executive compensation, we believe that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities at comparable companies, although we have not historically benchmarked executive base salaries against a specific market comparison group. An executive's base salary is also evaluated together with components of the executive's other compensation to ensure that the executive's total compensation is consistent with our overall compensation philosophy.

In November 2016, the Executive Compensation Committee reviewed the base salaries of the NEOs and after consultation with the CEO (with respect to the salaries of the other NEOs) and a review of the comparable company information described above. In addition, the Executive Compensation Committee asked Willis Towers Watson to review executive salaries against the peer group of companies described above and determined that Mr. Feldmann's salary was below market.

The Executive Compensation Committee then, based upon Mr. Feldmann's performance and the appropriate targeted salary range for Mr. Feldmann in comparison with CEOs in peer companies, approved an adjustment that brought his compensation closer to the median of our peer companies. After its review of this information, the Executive Compensation Committee determined to increase the base salaries for fiscal year 2017 of Mr. Feldmann by 3.9%, Mr. Thomas by 4%, Mr. Cole by 15% (due to strong performance resulting in significant organic growth of the business), and Admiral Buss and Mr. Twyman by 5% each over each such officer's base salary for fiscal year 2016.

The fiscal year 2017 base salaries for each of the NEOs are reflected in the Summary Compensation Table below.

Annual Incentives

Our executive compensation program includes eligibility for an annual performance-based cash bonus for all executives. Our annual bonuses emphasize pay-for-performance by providing our executives with the opportunity to receive performance bonuses based on corporate performance relative to those measures which are determined by the Executive Compensation Committee to be most likely to enhance shareholder value.

For fiscal year 2017, Mr. Feldmann had a target bonus of 100% of salary and each of Mr. Thomas, Admiral Buss, Mr. Cole and Mr. Twyman had a target bonus of 60% of salary. The maximum bonus is one and one-half times the target bonus.

For fiscal year 2017, the NEOs were eligible to receive a fiscal year 2017 bonus if the financial performance of the Company or a business segment of the Company met selected goals. The various performance objectives under the annual bonus plan are weighted depending on the Executive Compensation Committee's belief regarding the suitability of emphasis of each factor for that year's performance.

The fiscal year 2017 annual bonuses for Messrs. Feldmann and Thomas were tied to selected financial goals related to the Company's performance, including sales, adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), earnings per share ("EPS") and return on invested capital ("ROIC"). In addition, the Executive Compensation Committee included a subjective goal related to the successful implementation of new enterprise resource planning ("ERP") software during fiscal 2017.

The ERP goal was based on not exceeding a specific spending target and meeting the implementation schedule for fiscal 2017. The fiscal year 2017 bonus formula identified the major bonus elements as ROIC and Adjusted EBITDA for Messrs. Feldmann and Thomas because the Executive Compensation Committee believes these financial metrics to be principal drivers of the attractiveness of an equity investment in the Company. Their annual bonuses were also tied, in part, to performance relative to sales, EPS and the ERP implementation goal.

The fiscal year 2017 annual bonus for Mr. Cole was tied to the performance of our CTS business including sales, Adjusted EBITDA and ROIC; Adjusted EBITDA and ROIC of the Company; and the ERP implementation goal. The fiscal year 2017 annual bonus for Mr. Twyman was tied to the performance our Cubic Mission Solutions ("CMS") business, including sales and adjusted EBITDA and ROIC of the entire CGD and CMS business; adjusted EBITDA and ROIC of the Company; and the ERP implementation goal. The fiscal year 2017 annual bonus for Admiral Buss was tied to the performance of our CGD business including sales and adjusted EBITDA and ROIC of the entire CGD and CMS business; adjusted EBIDTA and ROIC for the Company and the ERP implementation goal.

For Mr. Cole, Mr. Twyman and Admiral Buss, the fiscal year 2017 bonus formula identified the major bonus element as ROIC of our CTS, CMS and CGD businesses respectively. The Executive Compensation Committee selected these incentives because they wanted to reward the financial performance of the component of the Company to which such executives' services primarily relate.

In 2015, the Executive Compensation Committee modified the measure of EPS for the effect of a non-cash U.S. deferred tax asset

16    CUBIC CORPORATION – 2018 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

valuation allowance established during fiscal 2015, adding back $1.33 to EPS for purposes of this performance measure. The Executive Compensation Committee determined that the nature of the non-cash effect on EPS did not reflect actual performance within the control of management. The Executive Compensation Committee further determined that when adjustments to the U.S. deferred tax asset valuation allowance are made in future years, these amounts would also not be included in the measure of EPS. In 2016, there was a partial reversal of the U.S. deferred tax valuation allowance that had the effect of increasing EPS by $0.25 per share. Therefore, an adjustment was made to the 2016 EPS measurement to reduce it by $0.25. In 2017, there was an addition to the U.S. deferred tax valuation allowance that had the effect of decreasing EPS by $0.47 per share. Therefore an adjustment was made to the 2017 EPS measurement to increase it by $0.47 per share.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Target levels for the various performance objectives are set to require challenging but attainable goals depending on current market conditions and the Company's business prospects. The Executive Compensation Committee and management believe our annual bonus plan design balances the appropriate level of risk in management decision making with the careful use of capital and assets. The table below sets forth the performance objectives and weighting for purposes of each of the NEOs, our actual performance relative to those objectives during fiscal 2017 and the ultimate weighted percentage achievement for bonuses.

Performance measures (In thousands, except per share data)	2017 Weighting %	2017 Target	2017 Actual	% of Target Earned	% of Payout Earned

Cubic Corporation
Performance measures for Cubic Corporation are for Mr. Feldmann and Mr. Thomas
Sales(1)	10%	$1,519,747	$1,484,362	97.67%	9.30%
Adjusted EBITDA(2)	30%	$123,223	$106,471	86.40%	16.15%
Return on Invested Capital(4):
Adjusted EBITDA(2) Margin	10%	8.1%	7.2%	88.46%	6.31%
Invested Capital Turnover	20%	1.63	1.74	106.48%	20.00%
Earnings Per Share(3)	10%	$0.35	$0.16	44.66%	4.86%
ERP Implementation	20%			100.00%	20.00%

				Total	76.62%

Cubic Transporation Systems
Performance measures for Cubic Transportation Systems are for Mr. Cole
Segment Sales(1)	10%	$587,548	$578,591	98.48%	9.54%
Segment Adjusted EBITDA(2)	25%	$49,312	$48,828	99.02%	24.27%
Segment Return on Invested Capital(4):	20%	18.2%	22.9%	125.68%	30.00%
Consolidated Adjusted EBITDA(2)	12.5%	123,223	106,471	86.40%	6.73%
Consolidated Return on Invested Capital(4)
Adjusted EBITDA(2) Margin	4.2%	8.1%	7.2%	88.46%	2.63%
Invested Capital Turnover	8.3%	1.63	1.74	106.48%	8.33%
ERP Implementation	20%			100.00%	20.00%

				Total	101.50%

Cubic Global Defense
Performance measures for Cubic Global Defense are for Mr. Buss
Business Unit Sales(1)	10%	$747,199	$738,387	98.82%	9.64%
Business Unit Adjusted EBITDA(2)	25%	$48,911	$48,905	99.99%	24.99%
Segment Return on Invested Capital:
Adjusted EBITDA(2) Margin	7.0%	9.1%	7.1%	78.23%	1.13%
Invested Capital Turnover	13.0%	1.41	1.34	95.48%	11.24%
Consolidated Adjusted EBITDA(2)	12.5%	123,223	106,471	86.40%	6.73%
Consolidated Return on Invested Capital(4)
Adjusted EBITDA(2) Margin	4.2%	8.1%	7.2%	88.46%	2.63%
Invested Capital Turnover	8.3%	1.63	1.74	106.48%	8.33%
ERP Implementation	20%			100.00%	20.00%

				Total	84.69%

Cubic Global Defense
Performance measures for Cubic Mission Solutions are for Mr. Twyman
Business Unit Sales(1)	10%	$185,000	$167,384	90.48%	7.14%
Business Unit Adjusted EBITDA(2)	25%	$36,000	$15,639	43.44%	0.00%
Segment Return on Invested Capital:
Adjusted EBITDA(2) Margin	7.0%	9.1%	7.1%	78.23%	1.13%
Invested Capital Turnover	13.0%	1.41	1.34	95.48%	11.24%
Consolidated Adjusted EBITDA(2)	12.5%	123,223	106,471	86.40%	6.73%
Consolidated Return on Invested Capital(4)
Adjusted EBITDA(2) Margin	4.2%	8.1%	7.2%	88.46%	2.63%
Invested Capital Turnover	8.3%	1.63	1.74	106.48%	8.33%
ERP Implementation	20%			100.00%	20.00%

				Total	57.20%

(1)
For purpose of the 2017 Annual Incentive Plan, Sales, Segment Sales, and Business Unit Sales exclude the Sales of businesses acquired during 2017. For Mr. Cole, Segment Sales is calculated for CTS, for Admiral Buss, the CGD Business Unit Sales includes the Sales of the Training Systems Business portion of the CGD Systems Sales plus the CGD Services Segment Sales, for Mr. Twyman the Business Unit Sales includes the CMS Business portion of the CGD Systems Segment Sales. The following is a reconciliation of Sales to the Company Sales to Sales as defined by the Executive Compensation Committee for purposes of the 2017 Annual Incentive Plan:

Sales	Consolidated	CTS	CGD Systems	CGD Services	Total CGD

Sales as reported	$1,485.9	$578.6	$529.1	$378.2
Sales from companies acquired in fiscal year 2017	(1.5)	–	(1.5)	–

Sales used in short-term incentive calculation	$1,484.4	$578.6	$527.6	$378.2

Sales attributed to the CMS business (Mr. Twyman)			$167.4
Sales attributed to the CGD business (Admiral Buss)			$360.2	$378.2	$738.4

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

(2)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Segment Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Segment Adjusted EBITDA") and Business Unit Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Business Unit Adjusted EBITDA") are non-GAAP performance measures management uses that exclude income taxes, non-operating income and expenses, depreciation, amortization, ERP/supply chain initiative expenses, acquisition related expenses, restructuring costs intangible asset impairment charges, fixed asset and other long-lived asset impairment charges, and goodwill impairment charges. For purposes of the 2017 Annual Incentive Plan, Adjusted EBITDA, Segment Adjusted EBITDA, and Business Unit Adjusted EBITDA exclude the Adjusted EBITDA of businesses acquired during 2017. For Mr. Cole, Segment Adjusted EBITDA is calculated for CTS, for Admiral Buss, the CGD Business Unit Adjusted EBITDA includes the Adjusted EBITDA of the Training Systems Business portion of the CGD Systems Segment Adjusted EBITDA plus the CGD Services Segment Adjusted EBITDA, for Mr. Twyman the Business Unit Adjusted EBITDA includes the CMS Business portion of the CGD Systems Segment Adjusted EBITDA. The following is a reconciliation of Adjusted EBITDA to net income as defined by the Executive Compensation Committee for purposes of the 2017 Annual Incentive Plan:

Adjusted EBITDA	Consolidated	CTS	CGD Systems	CGD Services	Total CGD

Net income (loss) attributable to Cubic	$(11.2)
Provision for income taxes	15.1
Interest expense (income), net	14.0
Other non-operating expense (income), net	(0.4)

Operating Income (loss)	$17.5	$39.8	$18.8	$6.7

Depreciation and amortization	51.1	8.8	34.2	3.0
Acquisition related expenses, excluding amortization	(0.3)	(0.2)	(0.1)	–
ERP/Supply Chain Initiatives	34.4	–	–	–
Restructuring costs	2.5	0.4	0.9	0.2
Gain/Loss on sale of fixed assets	0.4	–	–	–

Adjusted EBITDA	$105.6	$48.8	$53.8	$9.9

Adjusted EBITDA as reported	$105.6	$48.8	$53.8	$9.9
Adjusted EBITDA from companies acquired in fiscal year 2017	0.8		0.8

Adjusted EBITDA used in short-term incentive calculation	$106.4	$48.8	$54.6	$9.9

Adjusted EBITDA attributed to the CMS business (Mr. Twyman)			$15.6
Adjusted EBITDA attributed to the CGD business (Admiral Buss)			$39.0	$9.9	$48.9

(3)
The 2017 actual EPS achieved was adjusted upward by $0.47 for the effect of a partial reversal of the deferred tax valuation allowance in the U.S. and was adjusted upward by $0.10 to exclude the EPS impact of companies acquired in fiscal 2017. These adjustments are in accordance with the goal measurement criteria established by the Executive Compensation Committee in 2015. The Executive Compensation Committee determined that the nature of the non-cash effect of this valuation allowance on EPS did not reflect actual performance within the control of management. The Executive Compensation Committee determined that when adjustments to the U.S. deferred tax asset valuation allowance are made in future years, these amounts would also not be included in the measure of EPS. In addition, the Executive Compensation Committee determined that the impact on EPS of companies acquired in each fiscal year should be excluded from that fiscal year's actual EPS as compared to that year's target.

(4)
For purposes of the 2017 Annual Incentive Plan, the ROIC measure uses Sales as defined in note (1) above, and uses Adjusted EBITDA as defined in note (2) above in its calculation of the margin on sales. See the description and reconciliation of Adjusted EBITDA to net income in note (2) above. Invested capital is defined as total equity, plus total short- and long-term borrowings, less cash and marketable securities. Invested Capital Turnover is sales divided by invested capital.

For all performance measures other than sales, the annual bonus formula for fiscal year 2017 provided that, for each 1% achievement above a target performance goal, the bonus amount attributable to that performance goal would be increased by 2.5% to a maximum of an additional 50% of that portion of the bonus amount at an achievement of 20% above the performance goal. For each 1% shortfall in a performance goal the bonus amount attributable to that performance goal would be decreased by 3%, 4.5% or 5% (depending on the amount of shortfall) so that 75% achievement of any performance goal would result in no bonus award for that goal. For the sales performance measure, the annual bonus formula for fiscal year 2017 provided that, for each 1% achievement above a target performance goal, the bonus amount attributable to that performance goal would be increased by 7.14% to a maximum of an additional 50% of that portion of the bonus amount at an achievement of 20% above the performance goal. The overall weighted percentage achievement relative to all performance goals for fiscal year 2017 was 76.6% for Messrs. Feldmann and Thomas, 101.5% for Mr. Cole, 84.7% for Admiral Buss and 57.2% for Mr. Twyman. The overall weighted percentage achievement relative to all performance goals for fiscal year 2017 for each NEO was then multiplied by an individual performance factor and then by each NEO's target bonus to determine his fiscal year 2017 annual bonus.

The individual performance multipliers were based on a formula based on the annual performance rating given to each individual. The ratings provided for a possible range of 0% to 130% for the multiplier factor. Mr. Feldmann rated Messrs. Thomas, Cole and Twyman and recommended the multiplier for each. The Executive Compensation Committee reviewed and approved the multipliers for each executive. The Executive Compensation Committee rated Mr. Feldmann, and then assigned a multiplier. Individual performance multipliers were based on internal performance evaluations and the subjective discretion of the Executive Compensation Committee. The multipliers determined by the Executive Compensation Committee were as follows: Mr. Feldmann – 1.10; Mr. Thomas – 1.00; Mr. Cole – 1.20; Admiral Buss – 1.20; and Mr. Twyman – 1.10.

Each NEO's fiscal year 2017 annual bonus award is disclosed in the Summary Compensation Table below.

Long-Term Equity Incentive Award Program

The Company's long-term equity incentive awards are intended as an incentive for selected individuals to lead the Company in achieving long-term goals and to align their interests with the long-term interests of the Company's shareholders. The Company awards restricted stock units pursuant to

CUBIC CORPORATION – 2018 Proxy Statement        19

EXECUTIVE COMPENSATION AND OTHER INFORMATION

its long-term equity incentive award program. Each RSU represents a contingent right to receive one share of the Company's common stock. Vested shares will be delivered to the recipient following each vesting date. Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on the Company's common stock and vest proportionately with the RSUs to which they relate. All of the RSU awards are made under the Company's 2015 Incentive Award Plan.

The Executive Compensation Committee awards both time-based and performance-based RSUs to the executive officers. The use of performance-based RSUs as a component of the overall equity awards granted is based upon the Executive Compensation Committee's consideration of competitive market data, the desirability of utilizing a balanced system to mitigate risk, the desire to encourage superior performance while building ownership, and the desirability of this type of equity award as a component of a pay-for-performance program.

Fiscal 2017 Long-Term Equity Incentive Awards.    In November 2016, the Executive Compensation Committee awarded the time-based vesting and performance-based vesting RSUs to the NEOs listed below.

Name	Title	Time-Based Vesting RSUs	Target Number of Performance-Based RSUs

Bradley H. Feldmann	President and Chief Executive Officer	23,888	23,888
John D. Thomas	Former Executive Vice President and Chief Financial Officer	8,144	8,144
Matthew J. Cole	Senior Vice President, Cubic Corporation and President, Cubic Transportation Systems	5,429	5,429
David H. Buss	Senior Vice President, Cubic Corporation and President, Cubic Global Defense	5,429	5,429
Michael R. Twyman	Senior Vice President, Cubic Corporation and President, Cubic Mission Solutions	5,429	5,429

For all time-based vesting RSUs the RSUs vest in four equal installments on each of October 1, 2017, 2018, 2019 and 2020, subject to the recipient's continued service with the Company through each such date.

The performance-based vesting RSUs granted to our NEOs are intended to reward the achievement of sales growth, Adjusted EBITDA growth, and return on equity ("ROE") objectives over a three-year performance period. The three-year performance period for the performance-based vesting RSUs granted on November 14, 2016 commenced on October 1, 2016 and will end on September 30, 2019. These performance-based RSUs are referred to as the "2017-2019 PRSUs."

Specifically, recipients of the 2017-2019 PRSUs will be eligible to vest in such RSUs at the end of the three-year performance period based on the achievement of specified sales growth, Adjusted EBITDA growth, and ROE targets for the performance period established by the Executive Compensation Committee, subject to the recipient's continued service with the Company through such vesting date, except as otherwise provided in the applicable RSU agreement.

The 2017-2019 PRSUs vest based 40% on sales growth achievement, 40% on Adjusted EBITDA growth achievement, and 20% on ROE achievement by the Company during the performance period. If the Company's sales growth achievement, Adjusted EBITDA growth achievement, and/or ROE achievement for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the RSUs will vest (25%, 100% and 200%, respectively). The percentage for determining the number of RSUs that will vest if performance is between the specified achievement levels will be determined by linear interpolation between the applicable achievement amounts for each measure. Performance below the threshold level for a performance measure will result in no vesting with respect to that measure.

The Company's sales growth generally means the aggregate of the Company's sales during the performance period, divided by a baseline sales level determined by the Executive Compensation Committee. The Company's Adjusted EBITDA growth generally means the aggregate of the Company's Adjusted EBITDA during the performance period, divided by a baseline Adjusted EBITDA level determined by the Executive Compensation Committee. The Company's ROE for the performance period generally means the Company's net income ROE, expressed as an average annual percentage of beginning equity.

Following the completion of the three-year performance period, the Executive Compensation Committee will certify the Company's performance relative to the sales growth, Adjusted EBITDA growth, and ROE objectives for such performance period.

As described above, based on the level of such sales growth, Adjusted EBITDA growth, and ROE, the number of target RSUs granted to a recipient will be multiplied by a percentage from 0% to 200% to determine the number of RSUs vesting.

Performance-Based RSUs for Performance Period Ended September 30, 2017.

The performance-based vesting RSUs granted on November 6, 2014 (referred to as the "2015-2017 PRSUs") were intended to reward the achievement of sales growth, Adjusted EBITDA growth, and ROE objectives over a three-year performance period. The three-year performance period for the 2015-2017 PRSUs commenced on October 1, 2014 and ended on September 30, 2017. These RSUs were eligible to vest based 40% on sales growth achievement, 40% on Adjusted EBITDA growth achievement, and 20% on return on equity achievement by the Company during such performance period. If the Company's sales growth achievement, Adjusted EBITDA growth achievement, and/or return on equity achievement for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the RSUs were eligible to vest (25%, 100% and 200%, respectively). The percentage for determining the number of RSUs that will vest if performance was between the specified achievement levels was determined by linear interpolation between the applicable achievement amounts for each measure. Performance below the threshold level for a performance measure will result in no vesting with respect to that measure.

Following the completion of the three-year performance period that ended on September 30, 2017, the Executive Compensation Committee certified the Company's performance relative to the sales growth, Adjusted EBITDA growth, and ROE objectives for such performance period. As described in the table below, based on the level of such sales growth, Adjusted EBITDA growth, and return on equity, the Executive Compensation Committee determined that none of the 2015-2017 PRSUs would vest and all of the awards were cancelled.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The Company's performance for the three year period ended September 30, 2017 as compared with the targets for the 2015-2017 PRSUs, which performance resulted in a 0% payout with respect to the 2015-2017 PRSUs, is as follows:

Performance measures (In thousands, except per share data)	2015-2017 PRSU Weighting %	2015-2017 PRSU Threshold	2015-2017 PRSU Target	2015-2017 PRSU Maximum	2015-2017 Actual Achievement	% of Vesting Achieved	Weighted Vesting Earned

Cubic Corporation
Sales Growth Factor(1)	40%	1.05	1.10	1.15	1.04	0.0%	0.0%
Adjusted EBITDA Growth Factor(2)	40%	1.06	1.12	1.18	0.64	0.0%	0.0%
Return on Equity(3)	20%	7.0%	10.0%	13.0%	0.5%	0.0%	0.0%

						Total	0.0%

(1)
The sales growth factor for the 2015-2017 PRSUs is calculated as the cumulative sales achieved in fiscal years 2015, 2016 and 2017 divided by the baseline cumulative sales amount of $4,195,056,000. The cumulative sales achieved in fiscal years 2015, 2016 and 2017 totaled $4,378,571,000. As such the achieved Sales Growth Factor was 1.04.

(2)
Adjusted EBITDA is a non-GAAP performance measure used by management. In the context of the vesting criteria for the 2015-2017 PRSUs, Adjusted EBITDA excludes income taxes, non-operating income and expenses, depreciation, amortization, intangible asset impairment charges, fixed asset and other long-lived asset impairment charges, and goodwill impairment charges. The Adjusted EBITDA Growth Factor for the 2015-2017 PRSUs is calculated as the cumulative Adjusted EBTIDA achieved in fiscal years 2015, 2016 and 2017 divided by the baseline cumulative Adjusted EBTIDA amount of $368,790,000. The Adjusted EBITDA achieved in fiscal years 2015, 2016 and 2017 totaled $234,329,000. As such the achieved adjusted EBITDA Sales Growth Factor was 0.64. The following is a reconciliation of Adjusted EBITDA to net income as defined by the Executive Compensation Committee for purposes of the vesting of the 2015-2017 PRSUs:

Three Years Ended September 30, 2017

Net income attributable to Cubic	$13,411
Add:
Interest expense, net	26,347
Income taxes	54,844
Depreciation and amortization	134,239
Noncontrolling interest in income of VIE	–

EBITDA	228,841

Adjustments to EBITDA:
Other non-operating expense (income), net	5,488

Adjusted EBITDA	$234,329

(3)
The Return on Equity measure is calculated as (i) the sum of: (A) the percentage determined by dividing (A) the Company's net income for the fiscal year ending September 30, 2015, by (B) the Company's beginning equity as of October 1, 2014; plus (B) the percentage determined by dividing (A) the Company's net income for the fiscal year ending September 30, 2016, by (B) the Company's beginning equity as of October 1, 2015; plus (C) the percentage determined by dividing (A) the Company's net income for the fiscal year ending September 30, 2017, by (B) the Company's beginning equity as of October 1, 2016; (ii) divided by three (3).

Accelerated Vesting of Time-Based RSUs.    Time-based RSUs are generally forfeited unless an executive is continuously employed through the applicable vesting dates. There are, however, certain exceptions to this treatment. The time-based vesting RSUs granted by the Company vest immediately upon a recipient's termination of employment or service as a result of his death or disability. For time-based vesting RSUs the RSUs vest immediately upon a recipient's termination without cause or resignation for good reason within twelve months following a change in control.

Accelerated Vesting of Performance-Based RSUs.

Performance-based RSUs are generally forfeited unless an executive is continuously employed through the last day of the performance period. The underlying principle is that the executive needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. There are, however, certain exceptions to this treatment.

Upon a change in control of the Company, a number of performance-based vesting RSUs equal to the target RSUs will vest immediately prior to the date of such change in control.

In addition, with respect to performance-based vesting RSUs granted during fiscal year 2016 or thereafter:

•
in the event of a recipient's termination of employment or service as a result of his or her disability, termination without cause or resignation for good reason, the recipient will remain eligible to vest in the RSUs based on actual performance for the three-year performance period, with the resulting RSUs prorated for the portion of the performance period that elapsed prior to the date of such termination; and

•
in the event of a recipient's death, the recipient will vest in the target RSUs, which target RSUs shall be prorated for the portion of the performance period that elapsed prior to the date of death.

In addition, with respect to performance-based vesting RSUs granted prior to fiscal year 2016, in the event of a recipient's termination of employment or service as a result of his or her death, disability, termination without cause or resignation for good reason, the recipient will vest in the target RSUs, which target RSUs shall, in the case of a termination without cause or resignation for good reason, be prorated for the portion of the performance period that elapsed prior to the date of termination.

CUBIC CORPORATION – 2018 Proxy Statement        21

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Deferred Compensation Plan

Certain of the directors and NEOs participate in the Cubic Corporation Amended and Restated Deferred Compensation Plan (the "Deferred Compensation Plan"). For more information, please see the Nonqualified Deferred Compensation table below.

Retirement Benefits

All of our regular employees, including our NEOs, who meet certain defined requirements, may participate in our 401(k) plan. 401(k) matching payments and profit sharing plan contribution are equally available to all eligible employees. The profit sharing contribution percentage is based on a scale ranging from 2.5% to 9% of eligible compensation and is tied to the Company's ROE for the fiscal year.

For 2017, the minimum threshold for ROE was not achieved, resulting in a profit sharing payout at the floor percentage of 2.5%. The value of the Company's contributions on behalf of the NEOs during fiscal year 2017 is set forth in the Summary Compensation Table below.

Certain of the NEOs are also participants in the Cubic Corporation Pension Plan (the "Pension Plan"), which plan was frozen as of December 31, 2006. Mr. Cole is a participant in the Cubic (UK) Limited Pension Scheme, which was closed to future service accruals as of September 30, 2010. For more information, please see the Pension Benefits table below.

Other Benefits

We provide certain perquisites and personal benefits to our senior executives. These include annual physical examinations, term life insurance, a financial planning benefit of up to $15,000 per year per NEO in the first year and $10,000 per year per NEO thereafter, and an auto allowance.

During fiscal 2017, we also provided each NEO a limited amount of administrative support for personal travel arrangements and other personal business at the Company's expense.

Our Executive Compensation Committee periodically reviews the levels of perquisites and other personal benefits to the NEOs to ensure they fit within the Company's overall compensation philosophy.

Severance and Change in Control Benefits

The Board has approved severance and change in control arrangements in which our NEOs participate to provide for certain severance benefits in the event that a NEO's employment is involuntarily or constructively terminated, including in connection with a change in control. The Company recognizes the challenges executives often face securing new employment following termination.

To mitigate these challenges and to secure the focus of our management team on the Company's affairs, all NEOs are entitled to receive severance payments under the Company's severance policy upon a termination by the Company without cause. The Company believes that reasonable severance benefits for its executive officers are important because it may be difficult for its executive officers to find comparable employment within a short period of time following certain qualifying terminations.

In addition to normal severance, we provide enhanced benefits in the event of an involuntary termination or a constructive termination within 3 months before or 24 months after a change in control as a means of reinforcing and encouraging the continued attention and dedication of our executives to their duties of employment without personal distraction or conflict of interest in circumstances that could arise from the occurrence of a change in control.

The Company believes that the interests of shareholders will be best served if the interests of its executive officers are aligned with them, and providing these change in control benefits should eliminate, or at least reduce, the reluctance of the Company's executives to pursue potential change in control transactions that may be in the best interests of shareholders.

Our Transition Protection Plan (the "Protection Plan"), under which the foregoing change in control severance benefits are provided, also assists in the retention and attraction of senior individuals by reducing their concern for financial security in the event of a job loss in connection with a change of control. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the Executive Compensation Committee when determining NEO compensation, the decision to offer these benefits did not influence the Executive Compensation Committee's determinations concerning other direct compensation or benefit levels.

The terms of these severance arrangements are described below under "Potential Payments Upon Termination or Change in Control."

Deductibility of Executive Compensation

As part of its role, the Executive Compensation Committee reviews and considers the deductibility of the Company's executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the tax deduction for compensation in excess of one million dollars paid to certain executive officers. Our Executive Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision.

In its review and establishment of compensation programs and awards for our NEOs, the Executive Compensation Committee considers the anticipated deductibility or non-deductibility of the compensation as only one factor in assessing whether a particular compensatory arrangement is appropriate, particularly in light of the goals of maintaining a competitive executive compensation system generally (i.e., paying for performance and maximizing shareholder return).

We reserve the right to use our judgment to authorize compensation payments that do not qualify for the compensation deduction if, in light of all applicable circumstances, we believe that such payments are appropriate and in the best interests of the Company and its shareholders.

22    CUBIC CORPORATION – 2018 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation Committee Report

The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Executive Compensation Committee of the Board of Directors of Cubic Corporation has reviewed and discussed with management the

Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and in the Company's Proxy Statement for its 2018 Annual Meeting of Shareholders.

Executive Compensation Committee
Mr. Edwin A. Guiles, Chair
Bruce G. Blakley
Janice M. Hamby

CUBIC CORPORATION – 2018 Proxy Statement        23

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table shows the compensation for the three fiscal years ended September 30, 2017, 2016 and 2015 earned by our CEO, our former Executive Vice President and Chief Financial Officer, and our next three most highly compensated executive officers who were serving as executives as of September 30, 2017.

Name and Principal Position	Fiscal Year	Salary $	Bonus $	Non-Equity Incentive Plan Compensation(1) $	Stock Awards(2) $	Change in Pension Value(3) $	All Other Compensation(4) $	Total $

Bradley H. Feldmann	2017	796,543	–	674,226	2,200,000	–	46,868	3,717,637
President and Chief	2016	770,000	–	487,199	1,750,000	16,042	71,524	3,094,765
Executive Officer	2015	701,151	–	390,547	1,500,000	5,622	110,529	2,707,849

John D. Thomas	2017	528,588	–	246,215	750,000	–	47,208	1,572,011
Former Executive Vice	2016	515,000	–	162,927	750,000	21,458	45,224	1,494,609
President and	2015	500,000	–	132,839	750,000	–	41,772	1,424,611
Chief Financial Officer(5)

Matthew J. Cole	2017	424,760	–	315,144	500,000	–	45,395	1,285,299
Senior Vice President,	2016	375,000	–	194,740	450,000	–	53,511	1,073,251
Cubic Corporation and President, Cubic Transportation Systems

David H. Buss	2017	418,921	–	256,113	500,000	–	24,022	1,199,056
Senior Vice President, Cubic Corporation and President, Cubic Global Defense

Michael R. Twyman(6)	2017	443,804	100,000	168,468	500,000	–	26,232	1,238,504
Senior Vice President,	2016	412,773	100,000	138,650	500,000	–	25,221	1,176,644
Cubic Corporation and President, Cubic Mission Solutions

(1)
Represents amounts paid under our annual short term incentive program.

(2)
This column represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs granted in the respective fiscal years. Amounts do not correspond to the actual value that will be realized by the NEOs. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as filed with the SEC. These amounts include the grant date fair values attributable to performance-based RSUs granted to each of the NEOs based on the estimated probable outcome of the performance objectives applicable to such awards on the grant date. The full grant date fair value of all RSUs, including the performance-based RSUs awarded to the NEOs during fiscal year 2017, assuming maximum achievement of the applicable performance objectives, is as follows: Mr. Feldmann ($3,300,000); Mr. Thomas ($1,125,000); Mr. Cole ($750,000); Mr., Buss ($750,000); and Mr. Twyman ($750,000). The full grant date fair value of all RSUs, including the performance-based RSUs awarded to the NEOs during fiscal year 2016, assuming maximum achievement of the applicable performance objectives, is as follows: Mr. Feldmann ($2,625,000); Mr. Thomas ($1,125,000); Mr. Cole ($675,000); and Mr. Twyman ($750,000). The full grant date fair value of all RSUs, including the performance-based RSUs awarded to the NEOs during fiscal year 2015, assuming maximum achievement of the applicable performance objectives, is as follows: Mr. Feldmann ($2,250,000); and Mr. Thomas ($1,125,000).

(3)
Amounts represent solely the change in the actuarial present value of the accumulated benefit under the pension plan that was frozen at December 31, 2006 and does not represent a change in the benefit to be paid to the executive. The change in pension value is the estimated year-over-year change in the present value, including: (a) change in discount rate assumption; (b) passage of time and; (c) changes in demographics. Where amounts are negative, they are shown as zero in the table. The amounts were computed using the same assumptions the Company used for financial statement reporting purposes. See "Pension Benefits" herein. Additionally, the amounts shown as earnings during fiscal year 2017 in the Nonqualified Deferred Compensation table, later herein, are not included in the Summary Compensation Table above because they are not above market or preferential.

(4)
See following table for detail.

(5)
Mr. Thomas served as Executive Vice President and CFO of the Company until October 2, 2017.

(6)
Mr. Twyman received a bonus on the first and second anniversaries of his hire date as part of his initial offer subject to repayment to Cubic if he voluntarily terminates prior to one year after receipt of the bonus amount,

24    CUBIC CORPORATION – 2018 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

All Other Compensation – Detail

Name	Fiscal Year	Life Insurance Premiums(1) $	Profit Sharing and 401(k) Match(2) $	Car Allowance $	Personal Travel(3) $	Financial Planning(4) $	Other(5) $	Total $

Bradley H. Feldmann	2017	2,570	27,391	7,200	–	7,652	2,055	46,868
	2016	3,398	25,780	7,200	21,077	10,000	4,069	71,524
	2015	1,413	27,882	7,200	58,721	12,946	2,367	110,529
John D. Thomas	2017	3,945	25,561	7,200	–	8,695	1,807	47,208
	2016	7,102	25,001	7,200	–	2,886	3,035	45,224
	2015	4,055	24,855	7,200	–	3,100	2,562	41,772
Matthew J. Cole	2017	553	25,587	7,200	–	10,000	2,055	45,395
	2016	553	25,700	7,200	–	15,000	5,058	53,511
David H. Buss	2017	4,503	17,671	–	–	1,848	–	24,022
Michael R. Twyman	2017	883	25,349	–	–	–	–	26,232
	2016	–	24,876	–	–	–	345	25,221

(1)
Represents the value of executive life insurance premiums paid by the Company.

(2)
Includes Company portion of 401(k) and profit sharing plan contributions provided to all eligible employees.

(3)
Aggregate incremental cost to the Company of personal travel by Mr. Feldmann on Company aircraft, computed in accordance with SEC guidelines. The Company aircraft was sold in 2017.

(4)
Value of financial planning services provided by the Company.

(5)
Miscellaneous items provided at the Company's expense. In fiscal 2016, the amount includes administrative support for personal travel arrangements and other personal business for Mr. Feldmann ($462); for Mr. Thomas ($473); Mr. Cole ($433); and for Mr. Twyman ($345). For Mr. Cole, the fiscal 2016 amount includes the market value of his personal use of the Company apartment in New York, totaling $3,150. All other amounts in all years are for the cost of annual physical examinations.

CUBIC CORPORATION – 2018 Proxy Statement        25

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Grants of Plan-Based Awards
Fiscal Year 2017

The following table reflects the incentive plan awards to the NEOs during fiscal year 2017.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
								All Other Stock Awards: Number of Shares of Stock or Units(3)
					Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
		Executive Compensation Committee Approval Date							Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date		Target $	Maximum $	Threshold Shares	Target Shares	Maximum Shares

Bradley H. Feldmann			800,000	1,200,000
	11/14/2016	11/14/2016						23,888	1,100,000
	11/14/2016	11/14/2016			5,972	23,888	47,776		1,100,000
John D. Thomas			535,600	803,400
	11/14/2016	11/14/2016						8,144	375,000
	11/14/2016	11/14/2016			2,036	8,144	16,288		375,000
Matthew J. Cole			431,250	646,875
	11/14/2016	11/14/2016						5,429	250,000
	11/14/2016	11/14/2016			1,357	5,429	10,858		250,000
David H. Buss			420,000	630,000
	11/14/2016	11/14/2016						5,429	250,000
	11/14/2016	11/14/2016			1,357	5,429	10,858		250,000
Michael R. Twyman			446,250	669,375
	11/14/2016	11/14/2016						5,429	250,000
	11/14/2016	11/14/2016			1,357	5,429	10,858		250,000

(1)
Non-equity incentive plan awards consist of annual bonus awards payable under the Company's fiscal year 2017 annual bonus program. For more information about the Company's annual bonus program, please see "Elements of the Executive Compensation Program – Annual Bonus Program" above.

(2)
These performance-based vesting RSUs are intended to reward the achievement of sales growth, Adjusted EBITDA growth and ROE objectives over a three-year performance period. The three-year performance period for these RSUs commenced on October 1, 2016 and will end on September 30, 2019. Specifically, recipients of the performance-based vesting RSUs will be eligible to vest in the RSUs at the end of the three-year performance period based on the achievement of specified sales growth, Adjusted EBITDA growth, and ROE targets for the performance period established by the Executive Compensation Committee, subject to the recipient's continued service with the Company through such vesting date, except as otherwise provided in the applicable RSU agreement. The RSUs vest based 40% on sales growth achievement, 40% on Adjusted EBITDA growth achievement, and 20% on ROE achievement by the Company during such performance period. If the Company's sales growth achievement, Adjusted EBITDA growth achievement and/or ROE achievement for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the RSUs will vest (25%, 100% and 200%, respectively). The percentage for determining the number of RSUs that will vest if performance is between the specified achievement levels will be determined by linear interpolation between the applicable achievement amounts for each measure. Upon a change in control of the Company, a number of performance-based vesting RSUs equal to the target RSUs will vest immediately prior to the date of such change in control. For more information about the accelerated vesting of these RSUs, see "Long-Term Equity Incentive Awards" above.

(3)
These RSUs will vest in four equal installments on each of October 1, 2017, 2018, 2019 and 2020, subject to the NEO's continued service with the Company through each such date. Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on the Company's common stock and vest proportionately with the RSUs to which they relate. For more information about the accelerated vesting of these RSUs, see "Long-Term Equity Incentive Awards" above.

(4)
The Grant Date Fair Value of Stock Awards amounts were calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as filed with the SEC. With respect to awards the vesting of which is performance-based, the grant date fair value is based on the estimated probable outcome of the performance objectives applicable to such awards on the grant date.

26    CUBIC CORPORATION – 2018 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on the current holdings of stock awards by the NEOs as of September 30, 2017.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Bradley H. Feldmann	11/14/2016	23,888	1,218,288
	11/14/2016			23,888	1,218,288
	11/6/2015	14,344	731,544
	11/6/2015			4,782	243,857
	11/6/2014	7,795	397,545
	7/1/2014	3,324	169,524
	12/12/2013	2,271	115,821
John D. Thomas	11/14/2016	8,144	415,344
	11/14/2016			8,144	415,344
	11/6/2015	6,147	313,497
	11/6/2015			2,049	104,512
	11/6/2014	3,897	198,747
	12/12/2013	1,893	96,543
Matthew J. Cole	11/14/2016	5,429	276,879
	11/14/2016			5,429	276,879
	11/6/2015	3,689	188,139
	11/6/2015			1,230	62,717
	11/6/2014	520	26,520
	12/12/2013	251	12,801
David H. Buss	11/14/2016	5,429	276,879
	11/14/2016			5,429	276,879
	11/6/2015	861	43,911
	11/6/2015			287	14,637
Michael R. Twyman	11/14/2016	5,429	276,879
	11/14/2016			5,429	276,879
	11/6/2015	4,098	208,998
	11/6/2015			1,366	69,679
	11/6/2014	2,598	132,498

(1)
These RSUs will vest, subject to the NEO's continued service, as follows: for the RSUs granted on November 14, 2016, the remaining unvested RSUs will vest in four equal installments on each of October 1, 2017, 2018, 2019, and 2020; for the RSUs granted on November 6, 2015, the remaining unvested RSUs will vest in three equal installments on each of October 1, 2017, 2018 and 2019; for the RSUs granted on November 6, 2014, the remaining unvested RSUs will vest in two equal installments on each of October 1, 2017 and 2018; for the RSUs granted on December 12, 2013 and for the RSUs granted on July 1, 2014, the remaining unvested RSUs vested on October 1, 2017. Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on the Company's common stock and vest proportionately with the RSUs to which they relate. For more information about the accelerated vesting of these RSUs, see "Long-Term Equity Incentive Awards" above.

(2)
The market value of stock awards was determined by multiplying the number of unvested RSUs by the closing price of our common stock of $51.00 on September 29, 2017, the last trading day of our fiscal year 2017, as reported on the NYSE.

(3)
These performance-based vesting RSUs are intended to reward the achievement of sales growth, Adjusted EBITDA growth and ROE over a three-year performance period. Specifically, recipients of the performance-based vesting RSUs will be eligible to vest in the RSUs at the end of the three-year performance periods based on the achievement of specified performance targets established by the Executive Compensation Committee for the performance periods, subject to the NEO's continued service with the Company through each such vesting date, except as otherwise provided in the applicable RSU agreement. If the Company's performance for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the RSUs will vest (25%, 100% and 200%, respectively). The percentage for determining the number of RSUs that will vest if performance is between the specified achievement levels will be determined by linear interpolation between the applicable achievement amounts for each measure.

The performance period for 2016-2018 PRSUs granted on November 6, 2015 commenced on October 1, 2015 and will end on September 30, 2018. For the 2016-2018 PRSUs, the number of shares listed equals the number of shares that may be issued to the NEOs pursuant to these performance-based vesting RSUs at threshhold performance, as the current estimate is that the 2016-2018 PRSU's will vest below target levels. The performance period for 2017-2019 PRSUs granted on November 14, 2016 commenced on October 1, 2016 and will end on September 30, 2019. For the 2017-2019 PRSUs, the number of shares listed equals the number of shares that may be issued to the NEOs pursuant to these performance-based vesting RSUs at target performance, as the current estimate is that the 2017-2019 PRSU's will vest between target and maximum levels.

For performance-based vesting RSUs granted on November 6, 2015, and November 14, 2016 the RSUs will vest based 40% on sales growth achievement, 40% on Adjusted EBITDA growth achievement, and 20% on ROE achievement by the Company during such performance period. For more information about the accelerated vesting of these RSUs, see "Long-Term Equity Incentive Awards" above.

CUBIC CORPORATION – 2018 Proxy Statement        27

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Option Exercises and Stock Vested

The following table provides information concerning RSU vesting for each of the NEOs during fiscal year 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Bradley H. Feldmann	21,991	1,029,375
John D. Thomas	12,319	576,652
Matthew J. Cole	2,255	105,545
David H. Buss	287	13,434
Michael R. Twyman	2,667	124,819

(1)
The value realized on vesting equals the closing price per share of our common stock on the date of vesting as reported by the NYSE multiplied by the number of shares subject to the RSUs that vested on such date.

Pension Benefits
Fiscal Year 2017

The following table sets forth the present value of accumulated benefits under pension plans for the NEOs.

Name	Number of Years Credited Service	Present Value of Accumulated Benefit Under Life Annuity Election(3) $	Payment During Last Fiscal Year $

Bradley H. Feldmann(1)	19	94,918	–
John D. Thomas(1)	37	330,158	–
Matthew J. Cole(2)	14	450,106	–

(1)
The Pension Plan was frozen as of December 31, 2006; no additional benefits accrue after that date. The purpose of the Pension Plan was to provide a modest monthly retirement benefit, to supplement social security payments, for eligible full-time U.S. employees who have completed one year of service with the Company. The Company has not granted extra years of credited service to any employee. The full benefit is available, upon retirement, to any eligible employee who (a) has attained age 65, or (b) is between age 55 and 64 and whose combined age and number of years of service equals 85. A reduced benefit is available at or after age 55 through age 64 if the employee has at least five years of service. The annual benefit is determined by adding total salary and bonus (not exceeding the ERISA cap in any year) during the time of participation and multiplying the sum by 3/4 of 1%. Benefits are paid monthly. The monthly amount will vary based upon the form of benefit selected (e.g., a life annuity or a joint and 50% survivor annuity).

(2)
The Cubic (UK) Limited Pension Scheme (the "UK Pension Scheme") closed to future service accrual in September 2010; however employees' accrued pension benefits remain linked to final pay from that date. Mr. Cole has not been granted extra years of credited service. The purpose of the UK Pension Scheme was to provide pension and lump sum benefits payable to members on their retirement and to their dependents on death. The full benefit is available, upon retirement, to any eligible employee who has attained age 65. A reduced benefit is available from age 55 through age 64 if the employee has obtained suitable consent. The annual benefit for Mr. Cole was determined as his final pensionable pay at the time he left his employment in the U.K and transferred to the U.S., multiplied by 1/60 for each year of pensionable service. The monthly pension paid is increased in line with RPI price inflation with the relevant caps / floors for the relevant period of service (typically a minimum of 3% and a maximum of 5% each year for pre-2003 benefits and a minimum of 0% and a maximum of 5% each year for post-2003 benefits). A 50% survivor pension is also payable on death, and employees have the option of exchanging a proportion of their pension at retirement for a lump sum.

(3)
The present value of the accumulated benefit is determined by the projected unit credit method in a manner consistent with that used, and based on the same assumptions used, for financial reporting purposes set forth in Note 12 of the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC, except retirement age has been assumed to be the normal retirement age under the Pension Plan or the UK Pension Scheme, as applicable. Under the Pension Plan, the interest rate used for computing present value was 3.81% and includes the following material assumptions: (a) retirement at the plan's stated normal retirement date, or the earliest age at which benefits are unreduced, if earlier, (b) mortality taken from 2015 base tables for employees and annuitants with no collar adjustments, with 2017 projection scale applied from 2006 forward and adjusted to reflect a long-term improvement rate of 1% through age 85, grading to 0% at age 95. Pension Plan contributions are distributed among various funds held by an insurance company. Under the UK Pension Scheme, the interest rate used for computing present value was 2.80% and includes the following material assumptions: (a) retirement at the plan's stated normal retirement date, or the earlier age at which benefits can be taken unreduced without Company consent; and (b) 100% of the mortality rates of the "S2NA" tables with an allowance for longevity improvements in line with the "CMI 2016 core" projections with a long-term annual rate of improvement of 1.25%. The UK Pension Scheme contributions are distributed among various funds held with financial institutions.

28    CUBIC CORPORATION – 2018 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Nonqualified Deferred Compensation
Fiscal Year 2017(1)

The following table sets forth certain information regarding the participation in the Deferred Compensation Plan by our NEOs for fiscal year 2017.(1)

Name	Executive Contributions in FY 2017(2) $	Aggregate Plan Earnings in FY 2017(3) $	Aggregate Withdrawals/ Distributions $	Aggregate Plan Balance at End of FY 2017(4) $

Bradley H. Feldmann	–	6,989	–	309,662
John D. Thomas	130,416	93,833	–	1,905,093
Matthew J. Cole	43,269	6,181	–	68,431

(1)
The amounts shown have been deferred (and not presently taxed) and other than plan earnings have also been reported herein as compensation. The Deferred Compensation Plan permits selected highly compensated employees to defer (from time to time) up to 90% of their base salary and up to 100% of their bonus annually and independent directors to defer up to 100% of their meeting and retainer fees. In the first quarter of fiscal 2015, we began making contributions to a rabbi trust to provide a source of funds for satisfying a portion of these deferred compensation amounts and to provide the participants investment options similar to mutual funds yielding market returns based on the investment options selected by the participant. The Company makes no contribution to the Deferred Compensation Plan. Payment elections and withdrawals are permitted within guidelines established by the Internal Revenue Service. After retirement the participant may receive a lump sum payment or an annual distribution over 2 to 20 years. Annual revision of the selected payment method is regulated by Internal Revenue Service guidelines.

(2)
The amounts shown reflect salary deferrals of $130,416 for Mr. Thomas and $43,269 for Mr. Cole. These amounts are also included in the Summary Compensation Table for fiscal year 2017.

(3)
These amounts are not reported as compensation in the Summary Compensation Table because the earnings are not above market or preferential.

(4)
Year-end balances consist of participant contributions and earnings on contributed amounts. All contributions have been included in the Summary Compensation Table for fiscal year 2017 and prior years or would have been so included had the current reporting requirements been applicable to the executive. The amounts that have been reported in the Summary Compensation Table for Mr. Thomas for fiscal years 2015, 2016 and 2017 were $75,000, $106,955 and $130,416, respectively. The amount that has been reported in the Summary Compensation Table for Mr. Cole for fiscal year 2016 and 2017 were $18,270 and $43,269. No amounts have previously been reported in the Summary Compensation Table for Mr. Feldmann as he did not make any contributions to the plan for fiscal years 2015, 2016 or 2017.

CUBIC CORPORATION – 2018 Proxy Statement        29

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Potential Payments Upon
Termination or Change in
Control

General Severance Policy

The Company has a severance policy (the "Severance Policy") applicable to many of its full time U.S.-based employees, including the NEOs. In the event of a Company-originated termination without cause, the eligible individual who has completed three years of employment with the Company is offered the opportunity to receive, in exchange for signing a general release, a lump sum payment of one week of base pay at their current rate for each 12 months of employment, and payment of medical and dental coverage under COBRA for up to 12 months. Outplacement consultation may be provided at the Company's discretion.

In individual circumstances, an NEO may be offered alternative arrangements to be negotiated. These severance benefits are not offset by the Company's normal retirement benefits. Other than the COBRA payments, the cash severance payments under the Severance Policy would be paid to a NEO in addition to any payments under the Protection Plan, as described below, in the event his termination of employment by the Company without cause were to occur under the circumstances described under the Protection Plan.

Transition Protection Plan

The Company's Protection Plan is intended to be made available upon specific approval of an individual for participation in the Protection Plan by the Executive Compensation Committee. It is intended to benefit selected principal officers and other selected key personnel. The Executive Compensation Committee has approved participation in the Protection Plan by each of the NEOs.

If there is any change of control of the Company (as defined below), and within 3 months before or 24 months after such change in control, a participant's employment involuntarily terminates without cause (as defined below), or the participant resigns for good reason (as defined below), then the Company would be obligated (1) to pay such person a monthly amount, for 24 months, computed as the immediately preceding five fiscal years' monthly average of salary and bonus, and (2) to continue for 18 months the participant's participation in the medical and dental plans of the Company in which such participant participated at the time of termination. Miscellaneous additional benefits, including outplacement service of up to $6,000, may also be provided.

A "change in control" occurs when a "person" acquires sufficient shares of our voting stock to elect a majority of our directors, assuming 90% of outstanding shares vote; a merger resulting in a substantial change in the directors; and certain other events.

An "involuntary termination without cause" occurs when there is any involuntary termination of employment without (1) a willful and continued failure of the employee to perform substantially his duties, or (2) his gross negligence or breach of fiduciary duty involving personal profit (etc.) or (3) his conviction or plea of no contest or guilty to state or federal felony criminal laws.

A resignation "for good reason" occurs when the authority, duties, function or responsibilities of the employee are substantially reduced, his base salary is reduced, his bonus participation opportunity is reduced by more than 50%, his job location is substantially changed, or the Company materially breaches the Protection Plan.

Following termination, to receive monthly payments the executive must execute a general release and must not breach the Company's proprietary information policy and must not interfere with the employees, customers or suppliers of the Company.

Long-Term Equity Incentive Awards

The long-term equity incentive awards granted to the NEOs may vest under certain circumstances in the event of a change in control of the Company and/or certain terminations of employment. For more information about the accelerated vesting provisions applicable to these awards, see "Long-Term Equity Incentive Awards" above.

Retirement Benefits

Certain of the NEOs are participants in the Pension Plan or the UK Pension Scheme. For more information about payments payable to the NEOs under the pension plans upon a termination of employment, please see the Pension Benefits table above. Certain of the NEOs are participants in the Deferred Compensation Plan. For more information about amounts payable to the NEOs under the Deferred Compensation Plan upon a termination of employment, please see the Nonqualified Deferred Compensation Fiscal Year 2017 table above.

30    CUBIC CORPORATION – 2018 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Potential Payments Upon
Termination or Change in
Control Table

The following table summarizes potential change in control and termination payments to each NEO. The five right-hand columns describe the payments that would apply in five different potential scenarios – a termination without cause apart from a change in control; a termination of employment as a result of the NEO's resignation for good reason or termination of employment by us other than for cause, in each case within 3 months prior to or 24 months following a change in control; a change in control without a termination of employment; the NEO's death; or the NEO's termination of employment as a result of his disability. The table assumes that the termination or change in control occurred on September 30, 2017. For purposes of estimating the value of accelerated equity awards to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $51.00, which represents the closing market price of our common stock as reported on the NYSE on September 30, 2017.

On July 11, 2017, Mr. Thomas entered into an employment transition agreement with the Company in connection with his resignation of his position as Executive Vice President & CFO as of October 1, 2017 and his planned retirement as of October 1, 2018. The terms of the employment transition agreement with Mr. Thomas are described under the heading "Thomas Employment Transition Agreement" below. As a result, while Mr. Thomas is included in the table below, his actual separation benefits differ from those set forth in the table below and are described below.

Name	Benefit	Termination w/o Cause Apart from a Change in Control $		After Change in Control Termination w/o Cause or for Good Reason $		Change in Control(6) $	Death(7) $	Disability(8) $

Bradley H. Feldmann	Cash Severance	291,045	(1)	2,443,403	(2)
	Healthcare and Other Insurance(3)	24,621		36,932
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	1,851,623	(4)	2,632,722	(5)	2,988,957	4,484,345	4,484,345

	Total Benefit Amount	2,167,289		5,119,057		2,988,957	4,484,345	4,484,345
John D. Thomas	Cash Severance	376,111	(1)	1,690,781	(2)
	Healthcare and Other Insurance(3)	17,558		26,337
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	814,793	(4)	1,024,131	(5)	1,231,038	1,838,924	1,838,924

	Total Benefit Amount	1,208,462		2,747,249		1,231,038	1,838,924	1,838,924
Matthew J. Cole	Cash Severance	114,358	(1)	1,077,318	(2)
	Healthcare and Other Insurance(3)	26,020		39,030
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	312,579	(4)	504,339	(5)	580,788	816,918	816,918

	Total Benefit Amount	452,957		1,626,687		580,788	816,918	816,918
David H. Buss	Cash Severance	96,674	(1)	1,201,602	(2)
	Healthcare and Other Insurance(3)	–		–
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	131,325	(4)	320,790	(5)	335,427	452,115	452,115

		227,999		1,528,392		335,427	452,115	452,115
Michael R. Twyman	Cash Severance	102,416	(1)	1,232,170	(2)
	Healthcare and Other Insurance(3)	24,621		36,932
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	543,201	(4)	618,375	(5)	820,692	1,161,576	1,161,576

	Total Benefit Amount	670,238		1,893,477		820,692	1,161,576	1,161,576

(1)
In the event of an NEO's termination by the Company without cause, an NEO will be entitled to a number of weeks of base pay determined in accordance with the terms of our Severance Policy, payable in a lump sum. As of September 30, 2017, the NEOs would have been entitled to receive the following number of weeks of base pay under the terms of our Severance Policy: Mr. Feldmann, 19 weeks; Mr. Thomas, 37 weeks; Mr. Buss, 12 weeks, Mr. Cole, 14 weeks; and Mr. Twyman, 12 weeks.

(2)
In the event of an NEO's termination by the Company without cause or by the NEO for good reason, in each case within 3 months before or 24 months after a change in control, an NEO will be entitled to receive a monthly amount for 24 months computed as the immediately preceding five fiscal years' monthly average of salary and bonus for such NEO in accordance with the terms of our Protection Plan, payable in 24 equal monthly installments. As of September 30, 2017, the aggregate cash severance payable under the Protection Plan for each of our NEOs was as follows: Mr. Feldmann, $2,152,358; Mr. Thomas, $1,314,670; ; Admiral Buss, $1,104,928; Mr. Cole, $962,960; and Mr. Twyman, $1,129,754. The foregoing severance benefits would be paid to an NEO in addition to any amounts payable under the Company's Severance Policy, as described above, in the event his employment was terminated without cause. The amounts in this column assume that an NEO was terminated without cause on September 30, 2017, and that a change in control occurred on such date. Accordingly, the amounts payable to each NEO under both the Severance Policy and the Protection Plan are included in this column under the heading "Cash Severance."

(3)
In the event of an NEO's termination by the Company without cause, an NEO will be entitled to medical and dental coverage at the Company's expense for up to 12 months in accordance with the terms of our Severance Policy. The amounts in this column represent 12 months of continued medical and dental coverage for the NEOs. In the event of an NEO's termination by the Company without cause or by the NEO for good reason, in each case within 3 months before or 24 months after a change in control, an NEO will be entitled to continue for 18 months his participation in those welfare plans of the Company in which such NEO participated at the time of termination. The amounts in this column represent 18 months of continued medical and dental insurance. In unusual cases moving of household goods may also be reimbursed by the Company. Such amounts cannot be determined at this time.

CUBIC CORPORATION – 2018 Proxy Statement        31

EXECUTIVE COMPENSATION AND OTHER INFORMATION

(4)
In the event of an NEO's involuntary termination without cause or resignation for good reason, the NEO will vest in (a) with respect to performance-based vesting RSUs granted prior to fiscal year 2016, the "target" number of shares subject to his outstanding performance-based RSUs, which "target" performance-based RSUs shall be prorated for the portion of the performance period that elapsed prior to the date of termination, plus (b) with respect to performance-based vesting RSUs granted during fiscal year 2016 or thereafter, the NEO will remain eligible to vest in his or her performance-based RSUs on actual performance for the three-year performance period, with the resulting performance-based RSUs prorated for the portion of the performance period that elapsed prior to the date of such termination. With respect to the performance-based vesting RSUs that were scheduled to vest based on the three-year performance period that ended on September 30, 2017, the table reflects the value of the target number of RSUs pursuant to such awards and no proration has been applied since the assumed date of termination is the last day of the performance period. However, with respect to the performance-based RSUs that were scheduled to vest based upon the three-year performance period that ended on September 30, 2017, the actual performance was less than the threshhold performance; consequently, none of such RSU's ultimately vested. With respect to the performance-based vesting RSUs for which the three-year performance period had not expired on September 30, 2017, the table reflects the value of the "target" number of RSUs subject to such awards, prorated for the portion of the performance period that elapsed prior to the date of such termination.

(5)
In the event of an NEO's involuntary termination without cause or resignation for good reason, in each case within 12 months following a change in control, the NEO will vest in all of his or her outstanding time-based RSUs.

(6)
Upon the occurrence of a change in control, the NEOs will vest in the "target" number of shares subject to their outstanding performance-based RSUs.

(7)
Upon the occurrence of an NEO's death, the NEO will vest in (a) all of his or her outstanding time-based RSUs, plus (b) the "target" number of shares subject to his outstanding performance-based RSUs, which for performance-based RSUs granted during fiscal year 2016 or thereafter, such "target" performance-based RSUs shall be prorated for the portion of the performance period that elapsed prior to the date of death. With respect to the performance-based vesting RSUs, the table reflects the value of the target number of RSUs subject to such awards, prorated for the portion of the performance period that elapsed prior to the date of such termination, if applicable.

(8)
Upon the occurrence of an NEO's termination of employment as a result of his disability, the NEO will vest in (a) all of his or her outstanding time-based RSUs, plus (b) with respect to performance-based vesting RSUs granted prior to fiscal year 2016, the "target" number of shares subject to his outstanding performance-based RSUs, plus (c) with respect to performance-based vesting RSUs granted during fiscal year 2016 or thereafter, the NEO will remain eligible to vest in his or her performance-based RSUs on actual performance for the three-year performance period, with the resulting performance-based RSUs prorated for the portion of the performance period that elapsed prior to the date of such termination. The table reflects the value of the "target" number of RSUs subject to such awards, prorated for the portion of the performance period that elapsed prior to the date of such termination, if applicable.

Thomas Employment Transition Agreement

On July 11, 2017, Mr. Thomas and the Company entered into an employment transition agreement (the "Employment Transition Agreement"). Pursuant to the Employment Transition Agreement, Mr. Thomas resigned as Executive Vice President and Chief Financial Officer effective October 1, 2017, and assumed an executive advisor position beginning October 1, 2017. His employment as executive advisor will extend through October 1, 2018, at his commitment and compensation levels as in effect at the time of his transition. Mr. Thomas will continue to vest in his existing time-based and performance-based RSUs through October 1, 2018. At the time of the termination of his employment on October 1, 2018, Mr. Thomas will begin receiving separation pay in the total amount of $535,000, which will be paid in equal biweekly installments over the course of the following 12 months. Following his employment termination, Mr. Thomas has agreed to remain available for as-needed consulting services for a period of one year, through October 1, 2019. The separation payments being provided to Mr. Thomas will be in lieu of his rights under the Company's severance policy, in return for his continued loyalty to the Company, limited consulting advice, and a general release of claims.

Securities Authorized for Issuance Under Equity Compensation Plans

The following coordinate table provides certain information with respect to the Company's equity compensation plan in effect as of the end of fiscal year 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a) (c)

Equity compensation plans approved by security holders	689,102	–	698,129
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	689,102	–	698,129

32    CUBIC CORPORATION – 2018 Proxy Statement

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Related Persons

The Charter of our Executive Compensation Committee requires it to review and approve the compensation of any persons related to any director or executive officer. As a practical matter the Committee will also review any non-compensation transactions between the Company and its directors, senior officers and their relatives.

Consistent with SEC regulations and NYSE listing standards, a related person transaction is any transaction in which the Company was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. A related person includes any director or executive officer of the Company, any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities, an immediate family member of any person described above; and any firm, corporation, or other entity controlled by any person described above.

Each director and executive officer completes an annual questionnaire to identify related interests and persons.

There have been no transactions since the beginning of fiscal year 2017 which were determined by the Committee to be with "related persons".

CUBIC CORPORATION – 2018 Proxy Statement        33

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based solely on a review of SEC Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2017, and written representations received from our directors and officers, no director, officer or beneficial owner of more than 10% of the Common Stock of the Company failed to file on a timely basis during fiscal year 2017 the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, except a gift of 543 shares of stock from Mr. Zable was reported 16 days late.

PROPOSAL 3: CONFIRMATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS

The Board Recommends That You Vote "FOR" This Proposal

Ernst & Young LLP has audited the Company's books and records since 1959 and continues as its auditors. Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board is seeking your confirmation of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2018. Our organizational documents do not require that our shareholders confirm the selection of our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit and Compliance Committee will investigate the reasons for rejection and reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is confirmed, the Audit and Compliance Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Principal Accountant Fees and
Services

The following table sets forth the aggregate fees billed to us by Ernst & Young LLP, our independent auditor, for 2017 and 2016:

	Fees $
Services Rendered	2017	2016

Audit Fees(1)	5,069,000	5,201,000
Audit-Related Fees(2)	102,000	693,000
Tax Fees(3)	259,000	165,000
All Other Fees(4)	3,000	2,000

(1)
For professional services rendered for the audits of our 2017 and 2016 annual financial statements, the reviews of our financial statements included in our Quarterly Reports on Forms 10-Q, statutory audits of foreign subsidiaries, consultation on accounting matters during fiscal years 2017 and 2016. The audit fees for 2017 are estimated. The final amount of the fees for those services may vary from the estimate provided.

(2)
These fees included due diligence procedures.

(3)
These fees were primarily for foreign tax compliance and consulting.

(4)
These fees were for EY-online services.

Other Matters

The Audit and Compliance Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by Ernst & Young LLP. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services, up to specified amounts. Pre-approval may also be given as part of the Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Committee's members, but the decision must be reported to the full Committee at its next scheduled meeting. During fiscal years 2017 and 2016 the Committee did not waive any requirement for pre-approval of any services by Ernst & Young LLP. The Committee approved all auditor services and fees as required by laws in effect at the time the services were commenced.

34    CUBIC CORPORATION – 2018 Proxy Statement

DEADLINE FOR SUBMISSION OF SHAREHOLDER
PROPOSALS

Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the Company's annual meeting of shareholders expected to be held in 2019 must be received by the Corporate Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than September 21, 2018, unless the date of the 2019 annual meeting of shareholders is changed by more than 30 days from the anniversary of the Company's 2018 annual meeting, in which case the deadline for such proposals will be a reasonable time before the Company begins to print and send its proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

The Company's bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders' meeting. Generally,

a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting (i.e., not earlier than October 22, 2018 and not later than November 21, 2018 for the 2019 annual meeting of shareholders), provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting, or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. The bylaws specify the requirements as to form and substance of such shareholder notice. Details of such provisions of the bylaws may be obtained by any shareholder from the Secretary of the Company.

ANNUAL REPORT

The Company's Annual Report for the fiscal year ended September 30, 2017 will be sent to shareholders of record on or about January 19, 2018. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of the Company's common stock on the record date may request a copy of the

Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a shareholder of the Company at such date. Requests should be directed to Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, Attention: Corporate Secretary.

SHAREHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and Annual Report to households at which two or more shareholders reside. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of the Company's proxy statement and Annual Report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and Annual Reports for each shareholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or Annual Report without charge by sending a written request to Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, Attention: Corporate Secretary. The Company will promptly send additional copies of the proxy statement or Annual Report upon receipt of such request. Shareholders sharing an address that are receiving multiple copies of the proxy statement or Annual Report can request delivery of a single copy of the proxy statement or Annual Report by contacting their broker, bank or other intermediary or sending a written request to Cubic Corporation at the address above.

CUBIC CORPORATION – 2018 Proxy Statement        35

OTHER MATTERS

The expense of preparing, printing and mailing the proxy materials and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the Company, who will receive no compensation in addition to their regular salary, if any, may solicit proxies. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

By Order of the Board of Directors

James R. Edwards

Secretary

January 19, 2018

36    CUBIC CORPORATION – 2018 Proxy Statement

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Cubic Corporation Attn: Investor Relations P.O. Box 85587 San Diego, CA 92186

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL #

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐

1.	Election of Directors

Nominees

01	Bruce G. Blakley	02 Maureen Breakiron-Evans		03 Bradley H. Feldmann	04 Edwin A. Guiles	05 Janice M. Hamby
06	David F. Melcher	07 Steven J. Norris		08 Dr. John H. Warner, Jr.

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2	To consider and vote upon, on an advisory basis, the compensation of the Company’s executive officers.				☐	☐	☐

3	To confirm the selection of Ernst & Young LLP as the Company’s independent registered public accountants for Fiscal Year 2018.				☐	☐	☐

NOTE: Also includes authorization to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

0000351084_1 R1.0.1.17	02 0000000000

Annual Meeting Admission Ticket

Cubic Corporation

Annual Meeting of Shareholders

Cubic Corporation Headquarters

9333 Balboa Avenue

San Diego, CA 92123

This Admission Ticket will be required to admit you to the meeting

Please write your name and address in the space provided below and present this ticket when you enter

Name:

Address:

City, State and Zip Code:

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

CUBIC CORPORATION Annual Meeting of Shareholders February 19, 2018 11:30 AM PST This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Bradley H. Feldmann and Anshooman Aga, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CUBIC CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:30 AM, PST on February 19, 2018, at 9333 Balboa Avenue, San Diego, CA 92123, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the shareholder(s). If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and for each proposal.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000351084_2    R1.0.1.17